Filed Pursuant to Rule 424(b)(5)

Registration No. 333-203691

PROSPECTUS SUPPLEMENT

(to Prospectus dated July 10, 2015)

Up to 14,146,649 Shares of Common Stock

We are offering up to 14,146,649 shares (the “Shares”) of our common stock, par value $0.001 per share (“Common Stock” and such offering, the “Offering”).

The Shares represent securities that L2 Capital, LLC (“L2 Capital”) agreed to purchase pursuant to an Equity Purchase Agreement dated August 10, 2017 (the “Equity Purchase Agreement”). We have the right to “put,” or sell, up to 13,085,650 shares of Common Stock (the “Put Shares”) to L2 Capital for an Investment Amount (as defined herein and subject to adjustment) based upon a per share price (the “Purchase Price”) equal to the greater of (i) $0.36 (the “Fixed Price”) or (ii) 90% of the Market Price (as defined herein) on the date the Purchase Price is calculated (the “Variable Price”). We may issue Put Shares at any time on or after the date of the Equity Purchase Agreement, until the earlier of (i) the date on which L2 Capital has purchased 13,085,650 Put Shares, or (ii) July 9, 2018 (such period, the “Commitment Period”). Separately, an additional 1,060,999 Shares (the “Commitment Shares”) have been issued to L2 Capital as an inducement to enter into the Equity Purchase Agreement.

This prospectus (“Prospectus”) covers the issuance of the Shares to L2 Capital and the resale of the Put Shares by or on behalf of L2 Capital. With regard to the Put Shares, L2 Capital is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of the Put Shares. Any broker-dealers or agents that are involved in resales of Put Shares may be deemed “underwriters”. We will not receive any proceeds from the resale of the Shares by L2 Capital, though we will receive proceeds from the sale of the Put Shares directly to them pursuant to the Equity Purchase Agreement. The Benchmark Company, LLC has acted as the sole placement agent in connection with this offering, for which it will receive a placement agent fee equal to 1% of the estimated gross proceeds calculated as the number of Shares offered, net of the Commitment Shares, multiplied by the Fixed Price.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “UNXL”. On August 9, 2017, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $0.33 per share.

Investing in our Common Stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement and page 8 in the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Underwriter

L2 Capital, LLC

Placement Agent

The Benchmark Company, LLC

The date of this prospectus supplement is August 10, 2017

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this Offering, is accurate only as of the date of those respective documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this Offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering. The second part, the accompanying prospectus dated July 10, 2015, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Incorporation by Reference,” and “Where You Can Find Additional Information” as well as any free writing prospectus provided in connection with this offering.

We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus, or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

All references in this prospectus supplement or the accompanying prospectus to “UniPixel,” the “Company,” “we,” “us,” or “our” mean Uni-Pixel, Inc. and our subsidiaries, unless we state otherwise or the context otherwise requires.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and thereby by reference include trademarks, servicemarks and trade names owned by us or other companies. The name UniPixel and our logo are our trademarks. All trademarks, servicemarks and trade names included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in that jurisdiction. Persons who come into possession of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering applicable to that jurisdiction.

S-iii

INDUSTRY AND MARKET DATA

Industry and market data used throughout this prospectus were obtained through company research, surveys and studies conducted by third parties, and industry and general publications. We have not independently verified any of the data from third party sources nor have we ascertained any underlying economic assumptions relied upon therein. While we are not aware of any misstatements regarding the industry data presented herein, estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors.”

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this Offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of our company and this Offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this Offering, including the information referred to under the heading “Risk Factors” in this prospectus supplement. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Uni-Pixel, Inc.

Overview

Uni-Pixel, Inc. (NASDAQ: UNXL) develops and markets projected capacity touch sensor films for the touch screen and flexible electronics markets. Our roll-to-roll electronics manufacturing process patterns fine line conductive elements on thin films. We market our technologies for touch panel sensor and hard coat resin for cover glass replacement, and protective cover film applications under the XTouch™ and Diamond Guard® brands.

We believe we are one of the technology leaders in the optical design and manufacturing of large area microstructured polymer film materials (“PET films”) and related technologies for the display, flexible electronics, and automotive industries. Our microstructured polymer films, which we refer to as Performance Engineered Films (“PEFs”), are designed to lower the cost and improve functionality and performance of devices in the markets they address. We make transparent conductive films and flexible electronic films based on our proprietary manufacturing process for high volume, roll-to-roll printing of flexible thin-film conductor patterns. The process offers precision micro-electronic circuit patterning and modification of surface characteristics over a large area on an ultra-thin, clear, flexible, plastic substrate. These films may be incorporated into computer, tablet, printer and smartphone touch sensors, as well as automotive, applications. We sell the touch screen films under the brand XTouch™, as sub-components of a fully assembled touch sensor module.

In addition to the flexible electronic films described above, we have developed a hard coat resin that can be applied using film, spray or inkjet coating methods for applications as protective cover films, a cover lens replacement or a conformal hard coat for plastic components. We sell our hard coat resin and optical films under the Diamond Guard® brand.

We are headquartered in Santa Clara, California in Silicon Valley, with a manufacturing facility in Colorado Springs, Colorado. Our original equipment manufacturer, or OEM, customers include Tier 1 PC and Tablet OEMs.

Manufacturing

Our XTouch™ touch screens products are primarily manufactured in our facility in Colorado Springs, Colorado. The manufacturing process is conducted in a clean room environment and employs roll-to-roll film production and advanced chemical and photolithographic processes. The facility is equipped with equipment and infrastructure required to produce commercial level shipment to our current and prospective customers.

Our roll-to-roll process consists of a number of sequential steps to produce our XTouch™ touch sensor onto PET film. A basecoat comprised of a catalyst impregnated photoresist is applied to both sides of a PET film. Photolithographic equipment exposes the basecoat material with the XTouch™ touch sensor circuit pattern. Both sides of the PET film are exposed simultaneously. The expose - plating system develops the exposed basecoat material and the remaining patterned basecoat PET is plated with copper using an electroless plating chemistry. The patterned, copper plated PET film is then processed by a second chemical plating process to apply a second metal for darkening the copper to enhance visual performance and to improve the environmental reliability. A polymer overcoat is applied to the patterned PET film utilizing precision film coating equipment. We intend to replace the current polymer overcoat with Diamond Guard®. Diamond Guard® applied to our XTouch™ sensor will lower sensor product costs and enable new sensor products that are thinner and lighter. Outgoing quality checks are performed on the XTouch™ sensor film, including 100% electrical test and visual inspection. Protective shipping liner are applied to both sides of the XTouch™ sensor film and film is singulated into individual sensors prior to being packaged into shipping containers.

We believe the manufacturing facility and process equipment are capable of supporting current and future production requirements through 2017 without significant capital expenditure.

Right of First Offer

Two parties, Hudson Bay Master Fund Ltd. and Capital Ventures International, previously in 2015 purchased Senior Secured Convertible Notes and warrants from us pursuant to a Securities Purchase Agreement. The Securities Purchase Agreement provided that they would each have the right to participate on a pro rata basis relative to the aggregate principal amount of the Senior Secured Convertible Notes which each of them purchased for the purchase of no less than 35% in the aggregate of any future offering of our securities offered to be sold by us, which for the avoidance of doubt includes the Offering under this prospectus supplement (the “Right of First Offer”). Subsequently in November 2015, the Right of First Offer was modified to provide that no advance notice of the price and other terms of an underwritten public offering will be provided to these two parties, and that they will receive such information in the ordinary course of an offering.

Corporate Information

Our executive offices are located at 4699 Old Ironsides Drive, Santa Clara, California 95054 USA, and our telephone number is (281) 825-4500. We also have leased facilities located at 1150 E. Cheyenne Mountain Boulevard, Colorado Springs, Colorado and at 8708 Technology Forest Place, Suite 100, The Woodlands, Texas, 77381. We were incorporated in Delaware on May 24, 2001. Additional information about us is available on our website at www.unipixel.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus supplement or the accompanying prospectus. Our Common Stock is currently traded on The Nasdaq Capital Market under the ticker symbol “UNXL.”

S-1

THE OFFERING

Issuer	Uni-Pixel, Inc.

Common Stock offered by us	Up to 14,146,649 shares of our Common Stock, of which 13,085,650 are Put Shares and 1,060,999 are Commitment Shares.

Common Stock to be outstanding after this offering	87,357,291 shares

Manner of Offering

“Equity line of credit” arrangement involving from time-to-time “puts” of shares of Common Stock to L2 Capital pursuant to the terms of the Equity Purchase Agreement.

For further information, see “Plan of Distribution” beginning on page S-21.

Use of Proceeds

We intend to use the net proceeds from the sale of the securities offered by us under this prospectus supplement for general corporate purposes.

For further information, see “Plan of Distribution” beginning on page S-21.

Plan of Distribution

L2 Capital may, from time to time, sell any or all of the Shares in any manner that is in compliance with applicable state and federal securities laws, including on the stock exchange on which our Common Stock is traded or in private transactions. These sales may be at fixed or negotiated prices; provided, that, short sales (as defined in Rule 200 of Regulation SHO under the Exchange Act), whether by L2 Capital or on its behalf, are prohibited under the Equity Purchase Agreement.

For further information, see “Plan of Distribution” beginning on page S-21.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 8 of the accompanying prospectus.

The Nasdaq Capital Market Listing	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “UNXL.”

Outstanding Common Stock

The number of shares of Common Stock to be outstanding immediately after this offering is based on 73,210,642 shares outstanding as of August 4, 2017, and excludes as of that date:

●	335,668 shares of treasury stock;

●	2,733,514 shares of our Common Stock issuable upon the exercise of stock options outstanding with a weighted average exercise price of $4.36 per share;

●	2,384,153 shares of Common Stock issuable upon the vesting of restricted stock units outstanding;

●	49,007,251 shares of our Common Stock issuable upon the exercise of warrants outstanding with a weighted average exercise price of $0.38 per share;

●	Up to 285,714 shares of our Common Stock issuable upon the conversion of 100 outstanding shares of the Company’s Series A-1 Convertible Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Stock”); and

●	1,157,263 shares of our Common Stock available as of that date for future grant or issuance pursuant to our stock plans.

Except as otherwise indicated, all information in the prospectus supplement assumes no exercise by the underwriters of their overallotment option.

S-2

SUMMARY FINANCIAL INFORMATION

The following tables set forth, for the periods and dates indicated, our summary consolidated statements of operations and consolidated balance sheets data. The summary consolidated financial data has been derived from our unaudited consolidated financial statements and accompanying notes for the six months ended June 30, 2017 and June 30, 2016, as well as our audited historical consolidated financial statements and accompanying notes for the years ended December 31, 2016 and 2015. This information is only a summary. You should read this data in conjunction with our historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report filed on Form 10-K, Quarterly Reports filed on Form 10-Q and other information on file with the SEC that is incorporated by reference in this prospectus supplement and the accompanying prospectus. For more details on how you can obtain our SEC reports and other information, you should read the section of this prospectus supplement entitled “Where You Can Find More Information.” The results included here are not necessarily indicative of future performance.

Uni-Pixel, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Year ended December 31,		For the six months ended June 30,
	2016	2015	2017	2016
			(unaudited)	(unaudited)
Revenue	$4,100	$3,757	$2,622	$1,807
Cost of revenues	$15,988	$12,335	$9,970	$8,197
Gross margin	$(11,888)	$(8,578)	$(7,348)	$(6,930)
Selling, general and administrative expenses	$7,607	$10,154	$4,607	$3,722
Research and development	$7,911	$6,811	$5,848	$1,940
Operating loss	$(27,406)	$(25,543)	$(17,803)	$(12,052)
Other income (expense)
Debt issuance cost amortization expense	$(526)	$(1,365)	$(292)	$(526)
Gain (loss) on derivative liability	$(168)	$5,517	$1,176	$(679)
Incremental cost of warranty exchange	—	—	$(1,416)	$—
Accretion of discount on convertible notes	$(1,291)	$(10,659)	$—	$(1,291)
Legal Settlements	—	(750)	$—	$—
Interest income (expense), net	$(45)	$(521)	$25	$(9)
Net loss from continuing operations	$(29,436)	$(33,321)	$(18,310)	$(14,557)
Discontinued operations	—	$(3,702)	$—	$—
Net Loss	$(29,436)	$(37,023)	(18,310)	$(14,557)
Deemed dividend –accretion on Series A-1 preferred stock	—	—	$(2,698)	—
Net loss attributable to common shareholders	$(29,436)	$(37,023)	$(21,008)	$(14,557)
Per Share Information
Net loss – basic	$(0.71)	$(2.23)	$(0.33)	$(0.38)
Net loss attributable to common shareholders – basic	$(0.71)	$(2.23)	$(0.38)	$(0.38)
Net loss – diluted	$(0.71)	$(2.23)	$(0.33)	$(0.38)
Net loss attributable to common shareholders – diluted	$(0.71)	$(2.23)	$(0.38)	$(0.38)
Weighted average number of basic common shares outstanding	41,575,784	16,574,743	55,418,000	37,995,835
Weighted average number of diluted common shares outstanding	41,575,784	16,574,743	55,418,000	37,995,835

S-3

Consolidated Balance Sheets Data

(In thousands, except per share data)

	December 31, 2016	December 31, 2015	June 30, 2017	June 30, 2016
			(unaudited)	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$1,558	$7,618	$2,330	$11,284
Restricted cash	$—	$4,098	$—	$—
Account receivable, net	$1,087	$334	$999	$317
Inventory	$765	$769	$1,642	$518
Debt issuance costs	$—	$526	$—	$—
Prepaid licenses	$4,635	$3,990	$3,179	$4,900
Prepaid expenses	$359	$819	$469	$815

Total current assets	$8,404	$17,628	$8,619	$17,834

Property and equipment, net of accumulated depreciation	$1,115	$1,842	$1,065	$1,497
Other long-term assets	$132	$13	$196	$13
Prepaid licenses, net of current portion	$729	$5,364	$—	$3,179

Total assets	$10,380	$24,847	$9,880	$22,523

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$3,486	$1,150	$5,133	$1,587
Accrued liabilities	$1,101	$780	$1,538	$680
Convertible notes payable	$—	$2,247	$—	$—
Derivative liability	$658	$491	$2,589	$1,140

Total current liabilities	$5,245	$4,668	$9,260	$3,407

Royalty liability	—	1,175	—	721
Long term liabilities	$350	$645	$234	$514
Long term debt	$809	$450	$892	$—

Total liabilities	$6,404	$5,763	$10,386	$4,642

Redeemable convertible preferred stock, 10,000,000 shares authorized, 100 shares issued and outstanding ($100 face amount)	$—	$—	$90	$—

Shareholders’ equity
Common Stock, $0.001 par value; 150,000,000 shares authorized, 71,088,689 shares issued and outstanding at June 30, 2017 and 45,122,841 shares issued and outstanding at December 31, 2016	$45	32	$71	45
Additional paid-in capital	$182,558	$168,243	$198,968	$181,584
Accumulated deficit	$(178,627)	$(149,191)	$(199,635)	$(163,748)

Total shareholders’ equity	$3,976	$19,084	$(596)	$17,881

Total liabilities and shareholders’ equity	$10,380	$24,847	$9,880	$22,523

S-4

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our Common Stock, you should carefully consider the specific factors discussed below, the information under the heading “Risk Factors” in the accompanying prospectus, together with all of the other information contained or incorporated by reference in this prospectus supplement or accompanying prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Item 1A — Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2016, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Our business, liquidity, financial condition, prospects or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus supplement and in the accompanying prospectus.

Risks Related to Our Business

We have had a history of losses and require additional capital to fund our operations, which capital may not be available on commercially attractive terms, or at all.

We have experienced substantial net losses in each fiscal period since our inception. These net losses resulted from a lack of substantial revenues and the significant costs incurred in the development and acceptance of our technology. We need additional financing in addition to cash on hand to continue operations and to implement our business plan. If our operations do not become cash flow positive, we may be forced to seek credit line facilities from financial institutions, equity investments, or debt arrangements. No assurances can be given that we will be successful in obtaining such additional financing on reasonable terms, or at all. If adequate funds are not available when needed on acceptable terms, or at all, we may be unable to adequately fund our business plan, which could have a negative effect on our business, results of operations, liquidity, financial condition and prospects. If we are unable to obtain additional financing when it is needed, we may need to restructure our operations and/or divest all or a portion of our business.

We are a company with a limited operating history, our future profitability is uncertain and we anticipate future losses and negative cash flow, which may limit or delay our ability to become profitable.

We are a company with a limited operating history and little revenues to date. We may never be able to produce material revenues or operate on a profitable basis. As a result, we have incurred losses since our inception and expect to experience operating losses and negative cash flow for the foreseeable future. As of June 30, 2017, we had an accumulated total deficit of $199.64 million.

We anticipate our losses may continue to increase from current levels because we expect to incur additional costs and expenses related to prototype development, consulting costs, laboratory development costs, marketing and other promotional activities, the addition of engineering and manufacturing personnel, and the continued development of relationships with strategic business partners. Moreover, planned products based upon our Performance Engineered Film™ technology may never become commercially viable and thus may never generate any revenues. Even if we find commercially viable applications for our Performance Engineered Film™ technology and materials, we may never recover our research and development expenses.

Our financial status raises doubt about our ability to continue as a going concern.

We have incurred substantial operating losses and have used cash in our operating activities for the past several years. Furthermore, we expect to continue to incur significant operating losses, and management expects that significant on-going operating expenditures will be necessary to successfully implement our business plan and develop and market our products. Our current forecast projects that, absent an infusion of capital, we will be unable to meet our current obligations through the next twelve months. These conditions raise substantial doubt about our ability to continue as a going concern. Implementation of our plans and our ability to continue as a going concern will depend upon our ability to market our technology and raise additional capital.

S-5

In July of 2017, we announced a restructuring involving the closing of our Texas location and consolidated certain operations in Colorado, and elimination of other overlapping operations and responsibilities resulting in expected cost reductions of $2-3 million during the second half of 2017. We continue to assess our cost structure in relationship to our revenue levels, which may necessitate further expense reductions.

As with any operating plan, there are risks associated with our ability to execute it, including the current economic environment in which we operate. Therefore, there can be no assurance that we will be able to satisfy our obligations, or achieve the operating improvements as contemplated by the current operating plan. If we are unable to execute this plan, we will need to find additional sources of cash not contemplated by the current operating plan and/or raise additional capital to sustain continuing operations as currently contemplated. There can be no assurance that the additional funding sources will be available to us at favorable rates or at all. If we cannot maintain compliance with our covenant requirements on our bank financing facility or cannot obtain appropriate waivers and modifications, the lenders may call the debt. If the debt is called, we would need to obtain new financing and there can be no assurance that we will be able to do so. If we are unable to achieve our operating plan and maintain compliance with our loan covenants and our debt is called, we will not be able to continue as a going concern.

We need to continue as a going concern if our business is to succeed.

If we are not able to attain profitability in the near future our financial condition could deteriorate further, which would have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment. If we are unable to continue as a going concern, we might have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. In addition, a statement regarding substantial doubt about our ability to continue as a going concern and our lack of cash resources may materially adversely affect our share price and our ability to raise new capital or to enter into critical contractual relations with third parties.

If the Company is unable to continue as a going concern, its securities will have little or no value.

The continuation of the Company as a going concern is dependent upon continued financial support from its shareholders, the ability of the Company to obtain necessary equity and/or debt financing to continue operations, and the attainment of profitable operations. The Company cannot make any assurances that additional financings will be completed on a timely basis, on acceptable terms or at all. If the Company is unable to complete a debt or equity offering, or otherwise obtain sufficient financing when and if needed, it would negatively impact its business and operations, which could cause the price of its common stock to decline. It could also lead to the reduction or suspension of the Company’s operations and ultimately force the Company to go out of business.

Expansion into new markets may increase the complexity of our business, cause us to increase our research and development expenses to develop new products and technologies or cause our capital expenditures to increase, and if we are unable to successfully adapt our business processes and product offerings as required by these new markets, our ability to grow will be adversely affected.

As we expand our product lines to sell into new markets, such as automotive, the overall complexity of our business may increase at an accelerated rate and we may become subject to different market dynamics. These dynamics may include, among other things, different demand volume, seasonality, product requirements, sales channels, and warranty and return policies. In addition, expansion into other markets may result in increases in research and development expenses and substantial investments in manufacturing capability or technology enhancements. If we fail to successfully expand into new markets with products that we do not currently offer, we may lose business to our competitors or new entrants who offer these products.

S-6

Variations in our production yields and limitations in the amount of process improvements we can implement could impact our ability to reduce costs and could cause our margins to decline and our operating results to suffer.

All of our products are manufactured using technologies that are highly complex. The number of salable items, or yield, from our production processes may fluctuate as a result of many factors, including but not limited to the following:

● variability in our process repeatability and control;

● equipment failure or variations in the manufacturing process;

● lack of consistency and adequate quality and quantity of piece parts and other raw materials;

● defects in packaging either within or without our control;

● any transitions or changes in our production process, planned or unplanned; and

● certain customer requirements outside of our normal specifications.

If we fail to develop and introduce new or enhanced solutions on a timely basis, our ability to attract and retain customers could be impaired, and our revenues and competitive position may be harmed.

The markets for our products are characterized by rapid technological change, frequent new product introductions, changes in customer requirements and evolving industry standards, all with an underlying pressure to reduce cost and meet stringent reliability and qualification requirements. In order to compete effectively, we must continually introduce new products or enhance existing products and accurately anticipate customer requirements for new and upgraded products. The introduction of new products by our competitors, the market acceptance of solutions based on new or alternative technologies, or the emergence of new industry standards could render our existing or future solutions obsolete. Our failure to anticipate or timely develop new or enhanced solutions or technologies in response to technological shifts or changes in customer requirements could result in decreased revenues and an increase in design wins by our competitors.

New product development or the enhancement of existing products is subject to a number of risks and uncertainties. We may experience difficulties with solution design, manufacturing or otherwise that could delay or prevent the introduction of new or enhanced solutions. Alternatively, even if technical engineering hurdles can be overcome, we must successfully anticipate customer requirements regarding features and performance, the new or enhanced products must be competitively priced, and they must become available during the window of time when customers are ready to purchase our solutions.

Even after new or enhanced products are developed, we must be able to successfully bring them to market. The success of new product introductions depends on a number of factors including, but not limited to, timely and successful product development, market acceptance, our ability to manage the risks associated with new product production ramp-up issues, the effective management of purchase commitments and inventory levels in line with anticipated product demand, the availability of products in appropriate quantities and costs to meet anticipated demand, and the risk that new products may have quality or other defects in the early stages of introduction. Ramping of production capacity also entails risks of delays which can limit our ability to realize the full benefit of new product introduction. We cannot assure you that we will be able to identify, develop, manufacture, market or support new or enhanced products successfully, if at all, or on a timely basis. Accordingly, we cannot determine in advance the ultimate effect of new product introductions and transitions, and any failure to manage new product introduction risks could adversely affect our revenues and therefore our business.

We have been undertaking a global strategic review of our business. If our strategic direction does not yield the expected results or we fail to implement necessary changes to our operations, we could see material adverse effects on our business, financial condition or results of operations.

In fiscal 2017, to address yield variations and other factors impacting our cost structure, we have reassessed certain of our revenue programs and conducted other adjustments to our strategic manufacturing plan. If we have not correctly identified a strategy with the greatest growth potential, we will not allocate our resources appropriately which could have a material adverse effect on our business, financial condition or results of operations. Further, if we are unable to reduce costs and complexity in our product manufacturing, we will obtain lower than expected cash flows to fund our future growth and capital needs. This could have a material adverse effect on our liquidity and results of operations.

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If we are not successful developing our current products, our business model may change as our priorities and opportunities change; and our business may never develop to be profitable or sustainable.

There are many products and programs that to us seem promising and that we could pursue. However, with limited resources, we may decide to change priorities and shift programs away from those that we had been pursuing, for the purpose of exploiting our core technology of electroporation. The choices we may make will be dependent upon numerous factors, which we cannot predict. We cannot assure you that our business model, as it currently exists or as it may evolve, will enable us to become profitable or to sustain operations.

We may not be able to successfully integrate the production of the XTouch Touch Sensors into our ongoing business operations, which may result in our inability to fully realize the intended benefits of the business combination and license transactions, or may disrupt our current operations, which could have a material adverse effect on our business, financial position, liquidity, prospects and/or results of operations.

On April 16, 2015, we acquired from Atmel Corporation the rights and capabilities to make XTouch Touch Sensors. We are in the process of integrating the production of the XTouch Touch Sensors into our business, and this process may absorb significant management attention, produce unforeseen operating difficulties and expenditures and may not produce the favorable business and market opportunities the business combination and license transactions were intended to provide. If we fail to successfully integrate the XTouch business into our business, our business, financial position and results of operations could be materially adversely affected.

We are dependent on a limited number of customers.

We have only recently begun generating revenues from a limited number of customers, and our customer concentration may change significantly from period-to-period depending on a customer’s product cycle and changes in our industry. The loss of a customer, a reduction in net revenues of a customer for any reason, or a failure of a customer to fulfill its financial or other obligations due to us could have a material adverse effect on our business, results of operations, financial condition, liquidity and prospects.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control.

As a result of our limited operating history and the nature of the markets in which we compete, it is extremely difficult for us to forecast accurately. We base our current and future expense levels largely on our investment plans and estimates of future events, although certain of our expense levels are, to a large extent, fixed. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues relative to our planned expenditures would have an immediate adverse effect on our business, results of operations and financial condition.

In addition, we are subject to the following factors, among others, that may negatively affect and cause fluctuations in our operating results:

●	the timing of programs to our customers;

●	the announcement or introduction of new products or technologies by our competitors;

●	our ability to upgrade and develop our infrastructure to accommodate growth;

●	our ability to attract and retain key personnel in a timely and cost effective manner;

●	technical difficulties;

●	the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations, and infrastructure; and

●	general economic conditions as well as economic conditions specific to the touchscreen industry.

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Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service, or marketing decisions that could have a material and adverse effect on our business, results of operations, and financial condition. Due to the foregoing factors, our revenues and operating results are and will remain difficult to forecast.

We are exposed to industry downturns and cyclicality in our target markets than may result in fluctuations in our operating results.

The PC and electronics industries have experienced significant economic downturns at various times. These downturns are characterized by diminished product demand, accelerated erosion of average selling prices, and production overcapacity. In addition, the PC and electronics industries are cyclical in nature. We seek to reduce our exposure to industry downturns and cyclicality by providing design and production services for leading companies in rapidly expanding industry segments. We may, however, experience substantial period-to-period fluctuations in future operating results because of general industry conditions or events occurring in the general economy.

If we do not keep pace with technological innovations, our products may not remain competitive and our revenue and operating results may suffer.

We operate in rapidly changing highly competitive markets. Technological advances, the introduction of new products and new design techniques could adversely affect our business unless we are able to adapt to changing conditions. Technological advances could render our solutions less competitive or obsolete, and we may not be able to respond effectively to the technological requirements of evolving markets. Therefore, we will be required to expend substantial funds for, and commit significant resources to, enhancing and developing new technology which may include purchasing advanced design tools and test equipment, hiring additional highly qualified engineering and other technical personnel, and continuing and expanding research and development activities on existing and potential human interface solutions.

Our research and development efforts with respect to new technologies may not result in customer or market acceptance. Some or all of those technologies may not successfully make the transition from the research and development stage to cost-effective production as a result of technology problems, competitive cost issues, yield problems, and other factors. Even if we successfully complete a research and development effort with respect to a particular technology, our customers may decide not to introduce or may terminate products utilizing the technology for a variety of reasons, including difficulties with other suppliers of components for the products, superior technologies developed by our competitors and unfavorable comparisons of our solutions with these technologies, price considerations and lack of anticipated or actual market demand for the products.

Our business could be harmed if we are unable to develop and utilize new technologies that address the needs of our customers, or our competitors or customers develop and utilize new technologies more effectively or more quickly than we can. Any investments made to enhance or develop new technologies that are not successful could have an adverse effect on our business, financial condition or results of operations.

The length of a customer’s product development and release cycle depends on many factors outside of our control and could cause us to incur significant expenses without offsetting revenues, or revenues that vary significantly from quarter to quarter.

The development and release cycle for customer products is lengthy and unpredictable. OEMS and other customers often undertake significant evaluation and design in the qualification of our products, which contributes to a lengthy product release cycle. A customer’s decision to purchase our technology often requires a lengthy approval process undertaken by several decision makers at the customer. The process requires us to make significant investments of time and resources before we can be sure that we will generate any significant sales to our customers or recover our investment. There is no assurance that a customer will adopt our technology after the evaluation or design phase, and we face the risk that our technology will fail to meet our customer’s technical, performance or cost requirements, or that our products will be replaced by competitive products or alternative technological solutions. Even if our product is satisfactory to our customer, the customer may delay or terminate its product development efforts. The occurrence of any of these events could cause sales to not materialize, be deferred, or be cancelled, which would adversely affect our operating results. Furthermore, the lengthy and variable development and release cycle for products may also have a negative impact on the timing of our revenues, causing our revenues and results of operations to vary significantly from quarter to quarter.

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Provisions in our Amended and Restated Bylaws provide for indemnification of officers and directors in certain circumstances, which could require us to direct funds away from our business.

Our Amended and Restated Bylaws contain provisions regarding indemnification and advancement of expenses actually and reasonably incurred by any person who is or was a party to a threatened, pending, or completed civil, criminal, administrative or investigative matter by reason of the fact that such person is or was a director, officer, employee, or agent of the Company, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reason or cause to believe his or her conduct was unlawful. The advancement of expenses is expressly conditioned upon receipt of an undertaking by the director, officer, employee, or agent to repay all such amounts so advanced in the event that it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. Funds so advanced or paid in fulfillment of our indemnification obligations (including satisfaction of defense costs, judgments, fines and expenses) may be funds we need for the operation and growth of our business.

If third parties infringe upon our intellectual property, we may expend significant resources enforcing our rights or suffer competitive injury.

Existing laws, contractual provisions and remedies afford only limited protection for our intellectual property. We may be required to spend significant resources to monitor and police our intellectual property rights. Effective policing of the unauthorized use of our technology or intellectual property is difficult and litigation may be necessary in the future to enforce our intellectual property rights. Intellectual property litigation is not only expensive, but time-consuming, regardless of the merits of any claim, and could divert attention of our management from operating the business. Intellectual property lawsuits are subject to inherent uncertainties due to, among other things, the complexity of the technical issues involved, and we cannot assure you that we will be successful in asserting our intellectual property rights. Attempts may be made to copy or reverse engineer aspects of our technology or to obtain and use information that we regard as proprietary. We may not be able to detect infringement and may lose competitive position in the market before they do so. In addition, competitors may design around our technology or develop competing technologies. We cannot assure you that we will be able to protect our proprietary rights against unauthorized third party copying or use. The unauthorized use of our technology or of our proprietary information by competitors could have an adverse effect on our ability to sell our technology.

The laws of foreign countries may not provide protection of our intellectual property rights to the same extent as the laws of the United States, which may make it more difficult for us to protect our intellectual property.

As part of our business strategy, we target customers and relationships with suppliers and original equipment manufacturers in countries with large populations and propensities for adopting new technologies. However, many of these countries do not address misappropriation of intellectual property nor deter others from developing similar, competing technologies or intellectual property. Effective protection of patents, copyrights, trademarks, trade secrets and other intellectual property may be unavailable or limited in some foreign countries. In particular, the laws of some foreign countries in which we do business may not protect our intellectual property rights to the same extent as the laws of the United States. As a result, we may not be able to effectively prevent competitors in these regions from infringing our intellectual property rights, which could reduce our competitive advantage and ability to compete in those regions and negatively impact our business.

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Any claims that our technologies infringe the intellectual property rights of third parties could result in significant costs and have a material adverse effect on our business.

We cannot be certain that our technologies and products do not and will not infringe issued patents or other third party proprietary rights. Any claims, with or without merit, could result in significant litigation costs and diversion of resources, including the attention of management, and could require us to enter into royalty or licensing agreements, any of which could have a material adverse effect on our business. There can be no assurance that such licenses could be obtained on commercially reasonable terms, if at all, or that the terms of any offered licenses would be acceptable to us. We may also have to pay substantial damages to third parties, or indemnify customers or licensees for damages they suffer if the products they purchase from us or the technology they license from us violates any third party intellectual property rights. An adverse determination in a judicial or administrative proceeding, or a failure to obtain necessary licenses to use such third-party technology could prevent us from manufacturing, using, or selling certain of our products, and there is no guarantee that we will able to develop or acquire alternate non-infringing technology.

In addition, we license certain technology used in and for our products from third parties. These third-party licenses are granted with restrictions, and there can be no assurances that such third-party technology will remain available to us on commercially acceptable terms.

If third-party technology currently utilized in our products is no longer available to us on commercially acceptable terms, or if any third party initiates litigation against us for alleged infringement of their proprietary rights, we may not be able to sell certain of our products and we could incur significant costs in defending against litigation or attempting to develop or acquire alternate non-infringing products, which would have an adverse effect on our operating results.

Risks Related to Our Common Stock and this Offering

Our Common Stock has experienced significant price and volume volatility, which substantially increases the risk of loss to persons owning our Common Stock.

Our Common Stock has traded on The NASDAQ Capital Market as low as $0.30 and as high at $38.70 during the period from January 1, 2012 through August 9, 2017. In addition, the markets for high technology stocks have experienced extreme volatility that has often been unrelated to the operating performance of the particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock.

The value of an investment in our Common Stock could decline due to the impact of any of the following factors upon the market price of our Common Stock:

●	Disappointing results from our development efforts;

●	Failure to meet our revenue or profit goals or operating budget;

●	Decline in demand for our Common Stock;

●	Downward revisions in securities analysts’ estimates or changes in general market conditions;

●	Technological innovations by competitors or in competing technologies;

●	Investor perception of our industry or our prospects;

●	General economic trends;

●	Variations in our quarterly operating results;

●	Our inability to increase revenues:

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●	Announcement of new customer relationships by our competitors;

●	Departures of our executive officers;

●	General conditions in the economy, including fluctuations in interest rates;

●	Developments in patents or other intellectual property rights and litigation;

●	Developments in our relationships with our customers and suppliers;

●	Any significant acts of terrorism against the United States; and

●	Our currently limited public float.

The market price of our Common Stock has been volatile, and the value of stockholders’ investments could decline significantly.

The trading price for our Common Stock has been, and may continue to be, volatile. The price at which our Common Stock trades depends upon a number of factors, many of which are beyond our control. These factors include our historical and anticipated operating results, our financial situation, announcements of technological innovations or new products by us or our competitors, customer and vendor relationships, our ability or inability to raise the additional capital we may need and the terms on which we raise it, changes in earnings estimates by analysts and general market and economic conditions. Further, broad market fluctuations may lower the market price of our Common Stock and affect our trading volume.

Our Common Stock may be delisted from The Nasdaq Capital Market, or NASDAQ.

In order to maintain continued inclusion of our Common Stock for trading on NASDAQ, we are required to maintain a minimum $1.00 per share bid price for our Common Stock. If the bid price of our Common Stock is below $1.00 for an extended period, or we are unable to continue to meet NASDAQ’s listing maintenance standards for any other reason, our Common Stock could be delisted from NASDAQ.

On April 13, 2017, we received a deficiency letter from the Listing Qualifications Department (the “Staff”) of NASDAQ notifying us that, for the prior thirty consecutive business days, the bid price for the Company’s Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Rule”). The notice has no immediate effect on the listing or trading of our Common Stock and will continue to trade on NASDAQ under the symbol “UNXL”.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were given 180 calendar days, or until October 10, 2017 to regain compliance with the Rule. If, at any time before October 10, 2017, the bid price for the our Common Stock closes at $1.00 or more for a minimum of 10 consecutive business days as required under Nasdaq Listing Rule 5810(c)(3)(A), the Staff will provide written notification to us that we comply with the Rule. If we do not regain compliance with the Rule by October 10, 2017, but meets the NASDAQ initial inclusion criteria set forth in Nasdaq Listing Rule 5505, except for the $1.00 per share bid price requirement, we may be granted an additional 180 calendar day compliance period. We intend to actively monitor the bid price for our Common Stock until October 10, 2017, and will consider all available options to resolve the deficiency and regain compliance with the NASDAQ minimum bid price requirement.

If we do not regain compliance with the Rule by October 10, 2017 and are not eligible for an additional compliance period at that time, the Staff will provide written notification to us that our Common Stock may be delisted. At that time, we may appeal the Staff’s delisting determination to a Nasdaq Listing Qualifications Panel (“Panel”). We would remain listed pending the Panel’s decision. There can be no assurance that, if we do appeal a subsequent delisting determination by the Staff to the Panel, that such appeal would be successful.

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If our Common Stock is delisted from NASDAQ, we will make every possible effort to have it listed on the OTCQX Market (the “OTCQX”). If our Common Stock was to be traded on the OTCQX, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC rules would impose additional sales practice requirements on broker-dealers that sell our securities. These rules may adversely affect your ability to sell our Common Stock and otherwise negatively affect the liquidity, trading market and price of our Common Stock.

If our Common Stock would not be able to be traded on the OTCQX or on another over-the-counter market, the OTCQB, we expect that our Common Stock would be eligible to be quoted on the OTC Markets Group’s OTC Pink platform (the “OTC Pink”). The OTC Pink securities market consists of security firms who act as market makers in the stocks, usually, of very small companies. The OTC Pink is a significantly more limited market than NASDAQ, and the quotation of our Common Stock on the OTC Pink may result in a less liquid market available for existing and potential stockholders to trade our Common Stock and could further depress the trading price of our Common Stock.

As discussed above, the delisting of our Common Stock from NASDAQ (or such other national securities exchange) for a period of five consecutive trading days or more constitutes a triggering event under our Series A-1 Certificate of Designations and would allow the holders of Series A-1 Preferred Stock to convert their shares of Series A-1 Preferred Stock into shares of Common Stock at a price which is the lower of (i) the conversion price then in effect and (ii) the greater of (A) $0.35 and (B) the higher of (I) 85% of the lowest volume weighted average price of the Common Stock on any trading day during the five consecutive trading day period ending and including the trading day immediately preceding the delivery of the applicable conversion notice and (II) $0.35. Furthermore, an equity condition failure would occur if delisting from NASDAQ (or such other national securities exchange) has reasonably been threatened by NASDAQ (or such other national securities exchange) or suspension of our Common Stock listing has occurred (other than suspensions of not more than two days and due to a business announcements by us). The existence of an equity condition failure will prevent us from being able to exercise our right to mandatory conversion of the Series A-1 Preferred Stock into shares of our Common Stock.

We believe that the listing of our Common Stock on a recognized national trading market, such as NASDAQ, is an important part of our business and strategy. Such a listing helps our stockholders by providing a readily available trading market with current quotations. Without such a listing, the sale or purchase of our Common Stock would likely be made more difficult and the trading volume and liquidity of our Common Stock would likely decline. Furthermore, a delisting from NASDAQ would result in negative publicity and would negatively impact our ability to raise capital in the future.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our existing stockholders, which could adversely affect the market price of our Common Stock and our business.

We may require additional financing to fund future operations, including expansion in current and new markets, development and acquisition, capital costs and the costs of any necessary implementation of technological innovations or alternative technologies. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing Common Stock or preferred stock, the percentage ownership of our current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of the holders of shares of Common Stock, which could adversely affect the market price of our Common Stock and the voting power of shares of our Common Stock. If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of the holders of shares of Common Stock, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us which could have a materially adverse effect on our business.

We have a significant number of outstanding warrants and options, and future sales of the underlying shares of Common Stock could adversely affect the market price of our Common Stock.

As of August 4, 2017, we had outstanding warrants and options exercisable for an aggregate of 51,740,765 shares of Common Stock at a weighted average exercise price of $0.59 per share. Upon exercise of these warrants or options, we would issue additional shares of our Common Stock. As a result, our current stockholders as a group would own a substantially smaller interest in us and may have less influence on our management and policies than they now have. Furthermore, the holders may sell these shares in the public markets from time to time, without limitations on the timing, amount or method of sale. As our stock price rises, the holders may exercise more of their warrants and options and sell a large number of shares. This could cause the market price of our Common Stock to decline.

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We issued warrants in November 2015, of which 38,199,569 are outstanding as of August 4, 2017 and have an exercise price of $0.351633 per share (as adjusted for the conversion during 2017 of our preferred stock into shares of our Common Stock ) and have a term of five years from the date of issuance. The exercise price of the warrants and the number of shares of Common Stock for which the warrants are exercisable are subject to certain adjustments if we issue or sell additional shares of Common Stock or Common Stock equivalents (including as a result of conversion of our preferred stock) at a price per share less than the exercise price then in effect (which is now $0.351633 per share), or without consideration. Notwithstanding the foregoing, there will be no adjustment to the exercise price of these warrants or number of warrant shares issuable upon exercise in connection with the issuance of Common Stock upon Board of Director-approved employee benefit plans or upon the conversion, exercise or payment of certain outstanding, excluded securities. In the event of an adjustment to the number of shares of Common Stock for which the warrants are exercisable, at this time, we have a limited number of shares of Common Stock authorized that are not currently issued, outstanding or otherwise reserved for potential issuance. We have included as an item on the agenda for our upcoming annual meeting of stockholders an increase in the authorized number of shares of Common Stock.

In January 2017, we issued warrants covering 2,500,000 shares of Common Stock that have an exercise price of $1.50 per share, are exercisable six months after issuance (the “Initial Exercisability Date”) and a term of five years from the Initial Exercisability Date. The exercise price of such warrants were subject to a one-time adjustment on the Initial Exercisability Date to an amount no less than $1.26 per share. In addition, if on the Initial Exercisability Date, the exercise price of the warrants, as adjusted pursuant to their terms, exceeds 93% of the lowest volume-weighted average price of our Common Stock on NASDAQ for any trading day during trading hours and as reported by Bloomberg commencing on the date of issuance of the warrants and including the trading day immediately prior to the Initial Exercisability Date (the “Market Price”), the exercise price of the warrants was to be adjusted to such Market Price. Notwithstanding the foregoing, the exercise price of the warrants was not to be adjusted to an amount less than $1.26 per share, unless and until such time as the Company obtains approval of its stockholders to the transactions contemplated by the warrant documents.

On June 13, 2017 (the “Issuance Date”), we entered into certain Warrant Exchange Agreements, each with holders of the January 2017 warrants, pursuant to which each holder separately agreed to exchange its January 2017 for (1) a new warrant exercisable for 100% of the number of shares of our Common Stock underlying the respective January 2017 at an exercise price of $1.30 per share, which became exercisable beginning on July 20, 2017 and remains exercisable for 5 years from such date and (2) a new warrant exercisable for approximately 507.5% of the number of shares of Common Stock underlying the respective January 2017 warrant at an exercise price of $0.351633 per share, of which 100% of the warrant shares shall initially be exercisable from the Issuance Date until 20 business days thereafter (the “First Period”), then such amount of exercisable warrant shares shall be decreased to 60% for the period that is 21 business days after the Issuance Date until 45 business days after the Issuance Date (the “Second Period”), followed by a further decrease such that only 40% of the warrant shares shall be exercisable for a period that is 46 business days after the Issuance Date until 60 business days after the Issuance Date (the “Third Period”) and after such time that is 60 business days after the Issuance Date no warrant shares shall be exercisable (the “Expiration Date”). All of the shares under such warrants which had to be exercised prior to the expiration of the First Period have been so exercised. In addition, 96.5% pf the shares under such warrants which have to be exercised prior to the expiration of the Second Period have been so exercised. Furthermore, the Company, at its sole discretion, has the right to extend the Second Period up until the Expiration Date but may not extend the Third Period.

In February 2017, we issued warrants covering 4,738,500 shares of Common Stock that are exercisable, have an exercise price of $1.00 per share and have a term of five years from the date of issuance. A holder may not exercise such warrant and we may not issue shares of Common Stock under such warrant if, after giving effect to the exercise or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of our Common Stock. At each holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the sixty-first day after notice to us. The holders of such warrants are entitled to acquire options, convertible securities or rights to purchase our securities or property granted, issued or sold pro rata to the holders of our Common Stock on an “as if exercised for Common Stock” basis. The holders of such warrants are entitled to receive any dividend or other distribution of our assets (or rights to acquire our assets), on an “as if exercised for Common Stock” basis. Furthermore, such warrants prohibit us from entering into transactions constituting a “fundamental transaction” (as defined in such warrants) unless the successor entity assumes all of our obligations under such warrants and the other transaction documents in a written agreement approved by the “required holders” of such warrants. The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all of our assets, certain tender offers and other transactions that result in a change of control.

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We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this Offering and could spend the proceeds in ways with which you may not agree. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested or otherwise used in a way that does not yield a favorable, or any, return for our company.

Future sales of our Common Stock or preferred stock by us could adversely affect the price of our Common Stock, and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our Common Stock.

Our long-term success is dependent on us obtaining sufficient capital to fund our operations and to develop our technology, and bringing our technology to the worldwide market to obtain sufficient sales volume to be profitable. We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of our Common Stock or preferred stock, or the perception that such sales could occur, could adversely affect the prevailing market price of our Common Stock and our ability to raise capital. We may issue additional Common Stock or preferred stock in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding shares of Common Stock. The market price for our Common Stock could decrease as the market takes into account the dilutive effect of any of these issuances. Furthermore, we may enter into financing transactions at prices that represent a substantial discount to the market price of our Common Stock. A negative reaction by investors and securities analysts to any discounted sale of our equity securities could result in a decline in the trading price our Common Stock.

Resales of shares purchased by L2 Capital under the Equity Purchase Agreement may cause the market price of our common stock to decline.

Subject to the terms and conditions of the Equity Purchase Agreement, we have the right to “put,” or sell, up to 13,085,650 shares of our Common Stock to L2 Capital. Unless terminated earlier, L2 Capital’s purchase commitment will automatically terminate at the end of the Commitment Period. This arrangement is also sometimes referred to herein as the “Equity Line.” The amount which we will be paid by L2 Capital for the Common Stock to be issued to L2 Capital pursuant to the Equity Purchase Agreement will be determined using a purchase that is the greater of the Fixed Price and the Variable Price based on a period that is the five consecutive trading days including and immediately prior to the settlement date of the sale, which in most circumstances will be the trading day immediately following the date that a Put Notice (as defined below) is delivered to L2 Capital, and will be subject to adjustment as described herein to the extent that such Variable Price is less than the Fixed Price. L2 Capital will have the financial incentive to sell the shares of our Common Stock issuable under the Equity Purchase Agreement in advance of or upon receiving such shares and to realize the profit equal to the difference between any discounted price and the current market price of the shares. This may cause the market price of our common stock to decline.

The foregoing description of the terms of the Equity Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Equity Purchase Agreement itself.

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Puts under Equity Purchase Agreement may cause dilution to existing stockholders.

From time to time during the term of the Equity Purchase Agreement, and at our sole discretion, we may present L2 Capital with a Put Notice requiring L2 Capital to purchase shares of our Common Stock. As a result, our existing stockholders will experience immediate dilution upon the purchase of any of the shares by L2 Capital. L2 Capital may resell some, if not all, of the shares that we issue to it under the Equity Purchase Agreement and such sales could cause the market price of our Common Stock to decline significantly. To the extent of any such decline, any subsequent puts would require us to issue and sell a greater number of shares to L2 Capital in exchange for each dollar of the put amount. Under these circumstances, the existing stockholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our Common Stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by L2 Capital, and because our existing stockholders may disagree with a decision to sell shares to L2 Capital at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price. If we draw down amounts under the Equity Line when our share price is decreasing, we will need to issue more shares to raise the same amount of funding.

There is no guarantee that we will satisfy the conditions to the Equity Purchase Agreement.

Although the Equity Purchase Agreement provides that we can require L2 Capital to purchase, at our discretion, up to 13,085,650 shares of our Common Stock in the aggregate, our ability to put shares to L2 Capital and obtain funds when requested is limited by the terms and conditions of the Equity Purchase Agreement, including restrictions on when we may exercise our put rights, restrictions on the amount we may put to L2 Capital at any one time, which is determined in part by the trading volume of our Common Stock, and a limitation on our ability to put shares to L2 Capital to the extent that it would cause L2 Capital to beneficially own more than 9.99% of the outstanding shares of our Common Stock.

Risks Related to our Series A-1 Preferred Stock

We have shares of Series A-1 Preferred Stock, which are convertible into shares of our Common Stock, currently outstanding. Their conversion will cause dilution to existing and new stockholders.

The Certificate of Designations of Preferences, Rights and Limitations of Series A-1 Preferred Stock (the “Series A-1 Certificate of Designations”) provides that our shares of Series A-1 Convertible Preferred Stock (“Series A-1 Preferred Stock”) are convertible into one share of Common Stock at a conversion price of $1.50 per share, subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or similar events. Each holder also has the additional right after ninety days after issuance of the Series A-1 Preferred Stock to convert the Series A-1 Preferred Stock into shares of Common Stock at that price which is the lower of (i) the conversion price then in effect and (ii) the greater of (A) $0.35 and (B) 93% of the volume weighted average price of the Common Stock on the trading day immediately preceding the time of the delivery or deemed delivery of the applicable conversion notice. Currently, 100 shares of Series A-1 Preferred Stock are outstanding. The ninetieth day after issuance of the Series A-1 Preferred Stock occurred on April 20, 2017, and such right became effective on the following day (April 21, 2017). All conversions are subject to certain beneficial ownership limitations.

The Series A-1 Certificate of Designations also contain certain triggering events including but not limited to: (i) the suspension from trading or failure of the Common Stock to be trading or listed (as applicable) on a national securities exchange for a period of five consecutive trading days, and (ii) the failure of the Company to timely deliver shares of Common Stock upon conversion of the Series A-1 Preferred Stock or to make payments when due under the Series A-1 Certificate of Designations. At any time a triggering event has occurred through the earlier of (x) the date of the cure of such triggering event and (y) the 20th trading day after the Company has delivered written notice to such holder of such triggering event, each holder may convert its Series A-1 Preferred Stock into shares of Common Stock at that price which is defined as that price which is the lower of (i) the conversion price then in effect and (ii) the greater of (A) $0.35 and (B) the higher of (I) 85% of the lowest volume weighted average price of the Common Stock on any trading day during the five consecutive trading day period ending and including the trading day immediately preceding the delivery of the applicable conversion notice and (II) $0.35.

S-16

The Series A-1 Certificate of Designations also provides that, subject to the satisfaction of customary equity conditions and the beneficial ownership limitations, at any time the volume weighted average price of our Common Stock is greater than or equal to $1.50 per share, the Company may, by written notice, require each holder to convert up to its pro rata share of 20% of the aggregate dollar trading volume (as reported on Bloomberg, LP) of the Common Stock on the Nasdaq Capital Market over the ten consecutive trading day period immediately prior to the date of notice of such mandatory conversion.

The conversion of our outstanding Series A-1 Preferred Stock into Common Stock would dilute the then-existing stockholders’ percentage ownership of Common Stock, and any sales in the public market of Common Stock issuable upon such conversion could adversely affect prevailing market prices for the Common Stock.

Our shares of Series A-1 Preferred Stock may be subject to cash redemption, which would decrease the capital available for our business.

The Series A-1 Certificate of Designations provides that at any time on or after January 20, 2018, if the Series A-1 Preferred Stock has not yet been converted into shares of our Common Stock, we may be required, at the option of each holder, to redeem the Series A-1 Preferred Stock, in cash, at a redemption price equal to the greater of 125% of the stated value of the shares of Series A-1 Preferred Stock being redeemed and the intrinsic value of the shares of the Common Stock then issuable upon conversion of the shares of Series A-1 Preferred Stock being redeemed. Alternatively, if a triggering event occurs, each holder may require us (in lieu of requiring us to convert as described above) to redeem all or any number of the Series A-1 Preferred Stock, in cash, at a redemption price equal to the greater of (i) 125% of the $1,000 stated value of each such share of Series A-1 Preferred Stock being redeemed and (ii) the intrinsic value of the shares of the Common Stock then issuable upon conversion of such shares of Series A-1 Preferred Stock being redeemed (without regard to any limitations on conversion in the Series A-1 Certificate of Designations). If we did not have the cash necessary to redeem the Series A-1 Preferred Stock, the holder of the Series A-1 Preferred Stock may cancel the redemption and instead have dividends, which are also convertible, on the Series A-1 Preferred Stock increase, and the conversion price of the Series A-1 Preferred Stock adjust.

In addition, at our option, we may redeem the Series A-1 Preferred Stock at any time, in cash, at a redemption price equal to the greater of 125% of the stated value of the shares of Series A-1 Preferred Stock being redeemed and the intrinsic value of the shares of the Common Stock then issuable upon conversion of the shares of Series A-1 Preferred Stock being redeemed.

Our shares of Series A-1 Preferred Stock are entitled to certain rights, privileges and preferences over our Common Stock, including a preference upon a liquidation, dissolution or winding up of our Company, which will reduce amounts available for distribution to the holders of our Common Stock.

The holders of our shares of Series A-1 Preferred Stock are entitled to payment, prior to payment to the holders of Common Stock in the event of liquidation of the Company. If we are dissolved, liquidated or wound up at a time when the Series A-1 Preferred Stock remain outstanding, the holders of the Series A-1 Preferred Stock will be entitled to receive only an amount equal to the liquidation preference (as it may be adjusted from time to time), plus any accumulated and unpaid dividends, to the extent that we have funds legally available. Any remaining assets will be distributable to holders of our other equity securities.

Shares of Series A-1 Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series A-1 Preferred Stock will be required to amend any provision of the Company’s certificate of incorporation that would have a materially adverse effect on the rights of the holders of the Series A-1 Preferred Stock and as otherwise specified in the Series A-1 Certificate of Designations.

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Risks Related to Debt

Restrictive covenants under our credit facility with Western Alliance Bank may adversely affect our operations.

If we utilize our loan and security agreement with Western Alliance Bank, it contains a number of restrictive covenants that will impose significant operating and financial restrictions on our ability to, without prior written consent from Western Alliance Bank:

● Convey, sell, lease, transfer or otherwise dispose of or permit any of the Company or its subsidiaries to transfer, all or any part of any of their business or property, other than: (i) transfers of inventory in the ordinary course of business; (ii) transfers of non- exclusive licenses and similar arrangements for the use of the property of the Company or its subsidiaries in the ordinary course of business; or (iii) transfers of worn-out or obsolete equipment which was not financed by Western Alliance Bank;

● Merge or consolidate, or permit any of the Company or its subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of their subsidiaries to acquire, all or substantially all of the capital stock or property of another person or suffer or permit a change in control;

● Create, incur, assume or be or remain liable with respect to any indebtedness, or permit any of their subsidiaries so to do, other than indebtedness permitted under the loan and security agreement with Western Alliance Bank;

● Create, incur, assume or suffer to exist any lien with respect to any of the property of either of them (including without limitation, their intellectual property), other than liens permitted under the loan and security agreement with Western Alliance Bank;

● Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of their subsidiaries to do so other than as permitted under the loan and security agreement with Western Alliance Bank;

● Directly or indirectly acquire or own, or make any investment in or to any person, or permit any of their subsidiaries so to do, other than investments permitted under the loan and security agreement with Western Alliance Bank;

● Make or contract to make, without Western Alliance Bank’s prior written consent, capital expenditures (including leasehold improvements) or incur liability for rentals of property (including both real and personal property) in an aggregate amount in any fiscal year in excess of $500,000; and

● Make any material changes to the Company’s organizational structure or identity.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” “plan,” “predict”, “projected” or the negative of such words or other similar words or phrases.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, such expectations could prove to have been incorrect. Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under the section entitled “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances described in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference.

S-18

You should read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and therein by reference as described under the section entitled “Information Incorporated by Reference,” and the documents that we reference in this prospectus supplement and the accompanying prospectus and have filed with the SEC as exhibits to the registration statement on Form S-3, of which this prospectus supplement and the accompanying prospectus are a part, with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. These forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. These general corporate purposes may include capital expenditures and additions to working capital. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment grade securities. We will not receive any proceeds from the sale of the Put Shares by L2 Capital.

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PRICE RANGE OF COMMON STOCK

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “UNXL”. The quotations below reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

The following table sets forth, for the periods indicated, the high and low closing sales prices of our Common Stock as reported on The Nasdaq Capital Market:

	High	Low

Fiscal Year ended December 31, 2014
First Quarter	$10.39	$7.66
Second Quarter	$9.22	$4.90
Third Quarter	$8.34	$5.68
Fourth Quarter	$6.39	$4.50

Fiscal Year ending December 31, 2015
First Quarter	$7.12	$5.00
Second Quarter	$7.70	$2.57
Third Quarter	$2.66	$0.92
Fourth Quarter	$1.87	$0.48

Fiscal Year ending December 31, 2016
First Quarter	$0.92	$0.36
Second Quarter	$2.58	$0.92
Third Quarter	$1.72	$1.17
Fourth Quarter	$1.65	$0.85

Fiscal Year ending December 31, 2017
First Quarter	$1.69	$0.76
Second Quarter	$0.87	$0.38
Third Quarter (through August 9, 2017)	$0.40	$0.32

As of August 4, 2017, there were 1,009 holders of record of our Common Stock. On August 9, 2017, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $0.33 per share.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We do not anticipate paying any cash dividends on our Common Stock or Series A-1 Preferred Stock for the foreseeable future. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our Common Stock will be our stockholders’ sole source of potential gain for the foreseeable future.

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DESCRIPTION OF SECURITIES

In this Offering, we are offering up to 14,146,649 shares of our Common Stock, including the Put Shares and the Commitment Shares issued in accordance with the Equity Purchase Agreement. For a further discussion of the Equity Purchase Agreement, see the section of this prospectus entitled “Plan of Distribution”, beginning on page S-21.

Description of Common Stock

The material terms and provisions of our Common Stock are described under the caption “Description of the Securities that may be Offered” starting on page 12 of the accompanying prospectus.

PLAN OF DISTRIBUTION

Equity Line of Credit

On August 10, 2017, we entered into the Equity Purchase Agreement with L2 Capital, the terms of which provided for what is sometimes termed an equity line of credit arrangement. Upon the terms and subject to the conditions set forth therein, L2 Capital is committed to purchase up to 13,085,650 Put Shares. As an inducement to L2 Capital to enter into the Equity Purchase Agreement, we issued L2 Capital an additional 1,060,999 shares Commitment Shares on the date of execution of the agreement.

From time to time over the term of the Equity Purchase Agreement, and at our sole discretion, we may present L2 Capital with put notices (“Put Notices”) specifying a number of Put Shares to be purchased by L2 Capital pursuant to the terms of the Equity Purchase Agreement. Each Put Notice shall require L2 Capital to purchase Put Shares (i) in a minimum amount of not less than $25,000 and (ii) in a maximum amount of the lesser of (a) $1,000,000 or (b) 150% of the Average Daily Trading Value (as defined below). The “Average Daily Trading Value” means the average daily trading volume of our Common Stock in the 10 trading days immediately preceding the applicable Put Date, multiplied by the lowest traded price of our Common Stock in the 10 trading days immediately preceding the applicable Put Date. The “Put Date” means the date on which a Put Notice is deemed delivered, as set forth in the Equity Purchase Agreement.

We are required to deliver Put Shares within 2 trading days of the applicable Put Date. Each such purchase of Put Shares will have an individual closing (each a “Closing”) within 1 trading day following the end of the applicable Valuation Period. The “Valuation Period” shall be the period of 5 trading days immediately following the date on which the Put Shares are delivered to L2 Capital’s brokerage account.

At the applicable Closing, L2 Capital shall deliver the Investment Amount (as defined below and subject to adjustment) to us. The “Investment Amount” shall constitute the aggregate Purchase Price for the Put Shares to us, minus clearing costs payable to L2 Capital’s broker or to our transfer agent for the issuance of the shares (the “Clearing Costs”). The Purchase Price per share shall be equal to the greater of (i) the Fixed Price or (ii) the Variable Price. For purposes of calculating the Variable Price, the “Market Price” means the lowest traded price on the Principal Market for any trading day during the Valuation Period, as reported by Bloomberg Finance L.P. or other reputable source, which shall be at least $0.05. The “Principal Market” means any of the national exchanges (i.e., the NYSE, NYSE AMEX or Nasdaq), or principal quotation systems (i.e., OTCQX, OTCQB, OTC PINK or the OTC Bulletin Board), or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for our Common Stock.

The number of Put Shares upon which the Investment Amount is calculated is subject to adjustment in the event that the Variable Price is less than the Fixed Price with respect to a put. In such event, the number of Put Shares as calculated with respect to the Investment Amount shall be reduced to equal the quotient of (A) the product of the Put Shares of such Put multiplied by the Variable Price, minus the Clearing Costs, divided by (B) the Fixed Price. In addition, the number of shares equal to the Put Shares as initially stated in the Put Notice, and such reduced number of Put Shares, shall be deemed true-up shares which shall not be included as part of the Put Shares for purposes of calculation of the Investment Amount.

S-21

We may continue to submit Put Notices to L2 Capital until the earlier of the expiration of the Commitment Period, unless the Equity Purchase Agreement is terminated earlier in accordance with its terms; provided, that, we are not permitted to submit more than one Put Notice to L2 Capital in any 10 trading day period without L2 Capital’s consent. Further, the number of Put Shares to be purchased by L2 Capital may not exceed the number of shares that, when added to the number of shares of our Common Stock then beneficially owned by L2 Capital, would exceed 9.99% of our shares of Common Stock outstanding. Additionally, we are not required to deliver Put Shares, and L2 Capital is not entitled to receive such Put Shares, if the issuance of such Put Shares would exceed the aggregate number of shares of our Common Stock that we may issue without breaching our obligations under the rules or regulations of the Principal Market.

We have agreed to indemnify L2 Capital, along with its officers, directors, employees, and authorized agents, and each person or entity, if any, who controls L2 Capital within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and L2 Capital has agreed to indemnify us, along with our officers, directors, employees, and authorized agents and each person or entity, if any, who controls us within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such indemnified person, an “Indemnified Party” and each such indemnifying person, the “Indemnifying Party”) against certain liabilities, including liabilities incurred due to our violation or alleged violation by us of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law. We have also agreed to deduct $15,000 from the Investment Amount incurred under the first Put Notice for reimbursement of L2 Capital’s legal fees relating to the preparation of the Equity Purchase Agreement.

L2 Capital may resell the Put Shares to the public from time to time. With respect to the resale of the Put Shares only (but not the Commitment Shares), L2 Capital and any broker-dealer participating in the distribution of the Shares is considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

L2 Capital and any unaffiliated broker-dealer may, from time to time, sell any or all of the Put Shares, directly or through one or more underwriters, broker-dealers or agents, in any manner permitted by but will be subject to liability under applicable state and federal securities laws and the requirements of the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act, as well as the rules and regulations of FINRA and the Principal Market. These rules and regulations may limit the timing of purchases and sales of shares of Common Stock by L2 Capital or any unaffiliated broker-dealer. Under these rules and regulations, L2 Capital and any unaffiliated broker-dealer:

●	may not engage in any stabilization activity in connection with our securities;

●	must furnish each broker which offers shares of our Common Stock covered by the prospectus supplement with the number of copies of such prospectus supplement which are required by each broker; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of Common Stock by L2 and any unaffiliated broker-dealer. Notwithstanding the foregoing, short sales (as defined in Rule 200 of Regulation SHO under the Exchange Act), whether by L2 Capital or on its behalf, are prohibited under the Equity Purchase Agreement during the Commitment Period. The sale after delivery of a Put Notice of such number of shares of Common Stock reasonably expected to be purchased under a Put Notice shall not be deemed a “short sale”.

If the shares of Common Stock are sold through underwriters or broker-dealers, L2 Capital will be responsible for underwriting discounts or commissions or agent’s commissions. The Put Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

S-22

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	in an exchange distribution in accordance with the rules of the applicable exchange;

●	in privately negotiated transactions;

●	by sales pursuant to Rule 144;

●	through broker-dealers which may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through a combination of any such methods of sale; and

●	through any other method permitted pursuant to applicable law.

If L2 Capital effects such transactions by selling Put Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from L2 Capital or commissions from purchasers of the Put Shares for whom they may act as agent or to whom they may sell as principal.

The Benchmark Company, LLC. has acted as the sole placement agent in connection with this offering, for which it will receive a placement agent fee equal to 1% of the estimated gross proceeds calculated as the number of Shares offered, net of the Commitment Shares, multiplied by the Fixed Price.

LEGAL MATTERS

The validity of the Common Stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Crowell & Moring LLP, San Francisco, California.

EXPERTS

The consolidated financial statements of UniPixel as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016, incorporated in this prospectus supplement by reference to the UniPixel Annual Report on Form 10-K for the year ended December 31, 2016, have been so incorporated in reliance on the report of PMB Helin Donovan, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

S-23

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The website, and, except as expressly incorporated herein, the information contained therein, is not a part of this prospectus supplement. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 30, 2017;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, as filed with the SEC on May 11, 2017, and for the quarter ended June 30, 2017, as filed with the SEC on August 10, 2017;

●	Our Current Reports on Form 8-K filed with the SEC on January 18, 2017, January 18, 2017, February 14, 2017, February 15, 2017, February 21, 2017, February 21, 2017, April 14, 2017, April 24, 2017, May 1, 2017, May 11, 2017, May 18, 2017 (Items 8.01 and 9.01 only), May 23, 2017, June 13, 2017, June 14, 2017, and August 10, 2017 (Items 1.01, 8.01 and 9.01 only); and

●	The description of our Common Stock included in our Registration Statement on Form 8-A/A, as filed with the SEC on December 9, 2010 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the effective date of this registration statement and prior to the sale of all shares of Common Stock to which this prospectus relates or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us at:

4699 Old Ironsides Drive

Santa Clara, California 95054 USA

(281) 825-4500

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

S-24

PROSPECTUS

$75,000,000

Common Stock, Preferred Stock, Warrants and Units

and

4,159,891 Shares of Common Stock Offered by Selling Stockholders

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $75,000,000 in any combination of common stock, preferred stock, warrants, and units. We will provide you with more specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Also, the selling stockholders identified in this prospectus may, from time to time, offer and sell up to an aggregate of 4,159,891 shares of our common stock, which includes (i) 1,867,252 shares that the selling stockholders have the right to receive upon the conversion of $15,000,000 principal amount and interest on 9% Senior Secured Convertible Notes due April 16, 2016, which were issued to selling stockholders in a private placement that closed on April 16, 2015 (the “Notes”); and (ii) 425,387 shares (out of a total of 1,151,121 shares) issuable upon exercise of warrants we issued in conjunction with the sale of the Notes, which we refer to as the “Warrants”. In addition, the aggregate shares being registered for the selling stockholders includes 1,867,252 shares of our common stock required to be registered under the terms of the securities purchase agreement and registration rights agreement executed in connection with the sale of the Notes and Warrants. To the extent the shares offered by this prospectus are not issued pursuant to the terms of the Notes and the Warrants, we will deregister them. See the section of this prospectus titled “Selling Stockholders”.

We or any selling stockholder may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We or any selling stockholder may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution for any sales we make. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

We have agreed to pay certain expenses in connection with the registration of the shares. The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares.

Our common stock is traded on the NASDAQ Capital Market under the symbol “UNXL.” On July 2, 2015, the last reported sale price of our common stock on the NASDAQ Capital Market was $ 2.55 per share.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 8 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 10, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we or any selling stockholder may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. If required for the particular sale, we will also provide a prospectus supplement when a selling stockholder offers securities for sale hereunder that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the selling stockholders and the securities we or any selling stockholder may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “the Company” or “Uni-Pixel” refer to Uni-Pixel, Inc. and its subsidiaries.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus and any accompanying prospectus supplement include, without limitation, statements related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) our plans and results of operations will be affected by our ability to manage growth and competition; and (iii) other risks and uncertainties indicated from time to time in our filings with the SEC. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to, the rate and degree of market acceptance of our products, our ability to develop and market new and enhanced products, our ability to obtain financing as and when we need it, competition from existing and new products and our ability to effectively react to other risks and uncertainties described from time to time in our SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility.

In some cases, you can identify forward-looking statements by terminology such as “may,’’ “will,’’ “should,’’ “could,’’ “expects,’’ “plans,’’ “intends,’’ “anticipates,’’ “believes,’’ “estimates,’’ “predicts,’’ “potential,’’ or “continue’’ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement.

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OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About Uni-Pixel, Inc.

We believe we are one of the technology leaders in the optical design and manufacturing of large area microstructured polymer film materials and related technologies for the display, flexible electronics, energy, transportation and entertainment industries. Our microstructured polymer films, which we refer to as Performance Engineered Films (PEFs), are designed to lower the cost and improve functionality and performance of devices in the markets they address. We make transparent conductive films and flexible electronic films based on our proprietary manufacturing process for high volume, roll to roll printing of flexible thin-film conductor patterns. The process offers precision micro-electronic circuit patterning and modification of surface characteristics over a large area on an ultra-thin, clear, flexible, plastic substrate. These films may be incorporated into touch sensors, capacitive switches, general lighting, automotive, antenna, display and shielding applications. We intend to sell the touch screen films, under the brand, as sub-components of a touch sensor module.

In addition to the flexible electronic films described above, we are developing a hard coat resin that can be applied using film, spray or inkjet coating methods for applications as protective cover films, a cover lens replacement or a conformal hard coat for plastic components. We plan to sell our hard coat resin and optical films under the Diamond Guard™ brand.

Recent Developments

Atmel Corporation Asset Acquisition and License Agreements

On April 16, 2015 (the “Closing Date”), the Company’s wholly-owned subsidiary, Uni-Pixel Displays, Inc. (“Displays”), acquired from Atmel Corporation (“Atmel”), pursuant to the terms of a Purchase and Sale Agreement, a Patent License Agreement, an IP License Agreement, a Bill of Sale and Assignment and Assumption Agreement and two leases for real property, certain assets used for the production of capacitive touch sensors comprised of fine lines of copper metal photo lithographically patterned and plated on flexible plastic film (the “Touch Sensors”). $450,000 was paid for the machinery, parts and equipment needed to manufacture the Touch Sensors and the existing inventory on hand. Displays paid this amount with a secured promissory note due on or before the earlier of (i) the second anniversary of the Closing Date or (ii) the sale of equity and/or debt securities after the Closing Date pursuant to which Displays or any affiliate of ours receives gross proceeds of no less than $5 million. While the promissory note is secured, the security interest will be subordinate to the security interest held by the Investors, as discussed below. Interest accrues on the unpaid principal amount at a rate equal to 2% per annum compounded semi-annually and is to be paid in arrears semi-annually, commencing with the six-month anniversary of the Closing Date. Displays has granted to Atmel a security interest in the purchased assets and all accounts receivable subsequently arising from Display’s manufacture and sale of Touch Sensors and all proceeds therefrom. Pursuant to the Purchase and Sale Agreement, Displays assumed certain liabilities of Atmel, including open purchase and supply orders, related to the Touch Sensor business.

Through the Patent License Agreement, Atmel licensed to Displays a non-sublicensable, worldwide, royalty-bearing license under its Touch Sensors patents to make or have made, use, offer for sale, sell, and import the Touch Sensors. In consideration for this license, Displays agreed to pay an annual royalty fee during the initial five year term of the license (the “Initial Term”) of the greater of $3.25 million or 3.33% of the total net sales (as defined in the Patent License Agreement) of the Touch Sensors during the Initial Term. Displays has the right to renew the license for a term of 10 years. If Displays exercises this right, the annual royalty fee will consist of 2.5% of the total net sales of the Touch Sensors until it reaches a total of $16.75 million, at which time no further annual royalty fees will be due. Upon execution of the Patent License Agreement, Displays paid a non-refundable, non-returnable prepayment of minimum annual royalty fees of $9.33 million (the “Royalty Prepayment”). The Royalty Prepayment will be applied to the annual royalty fees Displays owes under the Patent License Agreement. If, during the Initial Term, Displays’ cash balances as of the quarter end immediately prior to the date of the royalty period to which an unpaid annual royalty relates is less than $30 million, it may pay the annual royalty fee with a secured promissory note. If Displays decides to pay the annual royalty fee with a secured promissory note, the security interest will be subordinate to the security interest held by the Investors, as discussed below. Atmel has agreed that it will not enter into a license agreement for the licensed patents that is effective prior to the second anniversary of the Closing Date.

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Through the IP License Agreement, Atmel licensed to Displays a non-sublicensable, worldwide, royalty-free license to the intellectual property necessary to make or have made, use, offer for sale, sell, and import the Touch Sensors. The term of the IP License Agreement is co-extensive with the term of the Patent License Agreement. Atmel has agreed that it will not enter into a license agreement for the licensed intellectual property that is effective prior to the second anniversary of the Closing Date.

As part of the asset acquisition, Displays also entered into leases with Atmel Corporation for Building 2 and Building 4, both of which are located at 1150 E. Cheyenne Mountain Boulevard, Colorado Springs, Colorado. The term of each lease is 18 months (the “Primary Lease Term”). The term of each lease may be extended for two additional six month periods. During the Primary Lease Term, the initial base rent for each of Building 2 and Building 4 will be $100. During the first renewal term, the monthly base rent for Building 2 will be $5,625 and during the second renewal term the monthly base rent will be $8,437.50. During the first renewal term, the monthly base rent for Building 4 will be $39,375 and during the second renewal term the monthly base rent will be $59,062.50. Aside from the base rent, Displays is responsible for the payment of its share of operating expenses attributable to the buildings, real estate taxes attributable to the buildings, sales and personal property taxes, utilities and additional services provided by Atmel (as defined in the leases). We believe that Building 2 and Building 4 are currently suitable for the operations related to the manufacture and distribution of the Touch Sensors.

Displays also acquired from CIT Technology Limited, an FLT (Fine Line Technology) Patent License Agreement and an FLT (Fine Line Technology) Intellectual Property License Agreement and entered into an agreement for the provision of manufacturing and technology transfer services.

The Financing

Concurrent with the consummation of the transactions described above, on the Closing Date and pursuant to a Securities Purchase Agreement, we sold $15 million in Senior Secured Convertible Notes (the “Notes”), together with warrants for the purchase of 1,151,121 shares of our common stock (the “Warrants”), to two accredited investors (the “Investors”). The number of shares of common stock subject to the Warrants equaled 65% of the number of shares of common stock the Investors would receive if the Notes were converted at the Conversion Price (as defined below) on the trading day immediately prior to the Closing Date.

The Notes accrue simple interest at the rate of 9% per year (“Interest”). The Notes together with all accrued and unpaid Interest are due and payable on April 16, 2016 (the “Maturity Date”). The Investors may, at any time, elect to convert the Notes into shares of our common stock at the conversion price, subject to certain beneficial ownership limitations. The conversion price will be $8.47 per share (the “Conversion Price”), subject to adjustment as set forth in the Notes for stock splits, dividends, recapitalizations and similar events, which equaled 110% of the last closing price of our common stock prior to the execution and delivery of the Securities Purchase Agreement. The Conversion Price may also be adjusted in the event that the Investors accelerate the payment of any installment amount or if an event of default, as defined in the Notes, occurs. On April 29, 2015 and May 14, 2015, one of the Investors exercised its right to accelerate the payment of $2,250,000 in principal amount and $50,625 in interest and $1,300,000 in principal amount and $42,187.50 in interest, respectively. We issued 773,320 and 450,459 shares of common stock, respectively, to pay these amounts. Please see the discussion titled “Private Placement of Convertible Notes and Warrants – Redemption of the Notes” beginning on page 17 of this prospectus.

Each of the Notes is subject to voluntary conversion, in whole or in part, into shares of our common stock at the option of the Investors.

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Provided there has been no Equity Conditions Failure, as defined in the Notes, we will pay the Installment Amount, as defined in the Notes, by converting all or some of the Installment Amount into common stock. However, we may also, at our option, provided there has been no Equity Conditions Failure, pay the Installment Amount by redeeming the Installment Amount in cash or by any combination of cash and common stock.

In conjunction with the issuance of the Notes and the Warrants, we agreed to (i) file a registration statement covering 200% of the maximum number of shares underlying the Notes and the maximum number of shares underlying the Warrants and (ii) seek stockholder approval for the issuance of all shares underlying the Notes and the Warrants within 60 days of closing.

We are to use commercially reasonable efforts to have the registration statement declared effective within 90 days after the Closing Date. Delays in the effective date of the registration statement, as well as the unavailability of the registration statement after the Closing Date or a failure to keep our public information current (each, a “Registration Default”), will result in the Company paying an amount of 1% of the purchase price on the occurrence of each such Registration Default and 1% per month (or a portion thereof pro rata) that such Registration Default continues to exist. We are not required to pay Registration Delay Payments at times when the Investors can freely sell our common stock pursuant to Rule 144 without restriction or limitation.

Investors in the offering have the right to participate for no less than 35% of any future offering of our securities until the second anniversary of the Closing Date.

So long as we have satisfied, or the Investors have waived, certain conditions set forth in the Securities Purchase Agreement, the Investors have committed to investing an additional $5 million that will be funded on our request within ten trading days of (a) our receipt of stockholder approval of the financing and (b) the day the registration statement is declared effective. For additional information regarding the issuance and terms of those Notes and Warrants, see “Private Placement of Convertible Notes and Warrants” below. The registration statement of which this prospectus is a part does not register any securities that the Investors could receive if the additional $5 million is invested.

For a more complete discussion of this transaction, please see the discussion titled “Private Placement of Convertible Notes and Warrants” beginning on page 17 of this prospectus.

Our Proprietary Technologies

We focus our research and development on projects that will generate short term revenue that will lead to long term high volume product purchases. In addition to research and development, we may work on related projects if they are customer funded. Of our 35 employees, the majority have degrees or advanced degrees in physics, mathematics, chemistry, materials science, or optics. Historically our development efforts have yielded numerous patents, as well as trade secrets and manufacturing know how that we believe gives us a competitive advantage with respect to our current intellectual properties. In May 2010, we sold 20 U.S. patents, 104 patent applications, and 23 foreign patents. As of February 26, 2015, we have 6 U.S. patents issued, 1 Japanese patent issued, 1 Korean patent issued and 230 patent applications filed. This includes 120 Paris Convention Treaty (PCT) patent applications which can still be individually filed in up to 172 different countries, including the U.S. There are 52 applications filed already in the U.S. We have also filed 58 patent applications in Taiwan, which is not a member of the PCT. All of the patent applications, barring unforeseen problems, are expected to provide patent protection in many additional countries including China, Japan, South Korea, India and Europe.

Our patent-pending Copperhead process uses a high-fidelity manufacturing process to create complex micro-electronic patterns that enable revolutionary new electronic printed circuits, such as projected capacitive touch sensors. Uni-Pixel believes that the Copperhead process can dramatically simplify and reduce the complexity, cost and risk of manufacturing touch sensors and other electronic circuit applications. We are targeting films made by a combination of the Atmel XSense, the FLT and the Copperhead process as an alternative to traditional indium tin oxide (“ITO”) coated transparent materials used in a variety of electronic products. By replacing the ITO in a display device we can lower the device production cost, reduce the product thickness and weight, and improve the overall efficiency and performance. Furthermore, this process is adaptive with polymer substrates and as a result may enable the production flexible displays.

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Additionally, during the development of our PEF technology we were able to produce an ultra-hard coat that we apply to base films and substrates to produce our Diamond Guard® Film technology and product line. We believe our in house design and prototyping capabilities along with our toll manufacturing partners allows us to be one of the low cost producers for micro-structured and hard coated films for our markets of interest.

Our Target Markets

We are currently focusing our efforts on applications of our PEFs in the following areas:

Transparent Electrically Conductive Films

Our recent combination of the Atmel XSense, the FLT and the Copperhead process enables us to enter a large and growing market for transparent touch screens. We believe this technology is a superior replacement to ITO as the transparent conducting layer in a touch screen device. Based upon calculations derived from DisplaySearch forecasts of the worldwide touch panel market, we believe that the worldwide film market for touch sensors could be $3 billion-$5 billion dollars per year over the next five years. Our transparent electronically conductive films can be produced based on the combination of the Atmel XSense, the FLT and the Copperhead process at low cost and on large flexible polymer substrates. We believe this enables manufacturers to effectively produce large area touch screens at commercially viable costs with enhanced performance and functionality. In addition, we believe that the insertion of this technology into smaller devices will lead to thinner, lighter, lower cost and higher efficiency products. We intend to sell the touch screen films as sub-components of a touch sensor module.

We are currently working with touch screen manufacturers and end users to design products based on our technological achievements or know-how.

Diamond Guard Cover Glass replacement and Protective Cover Films

We have designed, developed and demonstrated large scale production of micro-structured and hard coated films for use as cover glass replacement and protective cover films for touch and multi touch electronic computing devices. We are currently shipping our Diamond Guard hard coat to end users both domestically and internationally. We believe that our Diamond Guard hard coat films are unique in the market as compared to other similar products because our hard coat and surface treatments offer better functional specifications as compared to competitive films. In addition to better features, our roll-to-roll production capabilities result in low production costs which allow us to competitively price our product at or below the price of other products in the market today. We sell our films under the Diamond Guard hard coat brand as well as private labels. We are currently in discussions with various original equipment manufacturers, touch panel module manufacturers and consumer product manufacturers for incorporation of our product into their product lines, although we cannot guarantee that any of these manufacturers will purchase our product.

Corporate Information

Our facilities and executive offices are located at 8708 Technology Forest Place, Suite 100, The Woodlands, Texas, 77381, and our telephone number is (281) 825-4500. We were incorporated in Delaware on May 24, 2001. Additional information about us is available on our website at www.unipixel.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. Our common stock, par value $0.001 per share, is currently traded on The NASDAQ Capital Market under the ticker symbol “UNXL.”

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

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THE SELLING STOCKHOLDERS’ OFFERING

Common stock offered by the selling stockholders	Up to 4,159,891(1) shares consisting of:

●	1,770,956 shares issuable upon conversion of the Notes;

●	96,296 shares issuable if all interest is paid in shares;

●	425,387 shares (out of 1,151,121 shares) issuable upon exercise of the Warrants;

●	1,867,252 additional shares contractually required to be registered and included in this prospectus as a 100% share reserve for the Notes.

Common stock outstanding(1)	14,230,757 shares as of June 30 , 2015; 18,294,352 shares after the offering, assuming full conversion of the Notes at the initial conversion price of $8.47 and full exercise of the Warrant shares being offered at the initial exercise price of $9.63 but excluding any shares potentially issuable as interest payments.(2)(3)

Terms of the offering	The selling stockholders will determine when and how they sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders listed in this prospectus under “selling stockholders.” To the extent proceeds are received upon exercise of the Warrants by the selling stockholders, we intend to use any such proceeds for general corporate and working capital purposes. See “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on page 8, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Capital Market symbol	UNXL

(1) Of the 4,159,891 shares that could be resold pursuant to this prospectus, 1,770,956 shares are issuable upon conversion of the Notes; 96,296 shares are issuable if all interest is paid in shares; 425,387 shares are issuable upon exercise of the Warrant shares being offered; and 1,867,252 additional shares are contractually required to be registered and included in this prospectus as a 100% share reserve. See “Risk Factors - Risks Relating to the Private Placement of Notes and Warrants.” No one selling stockholder or group of affiliated stockholders would hold more than 4.99% or 9.99%, as applicable, of our stock in this situation, and there are 2 selling stockholders.

(2) Does not include the following amounts as of June 30 , 2015: (i) additional shares of common stock that could be issuable upon conversion of the Notes in the event that shares of common stock are used to service interest on indebtedness; (ii) 725,734 additional Warrant shares that could be issued if the selling stockholders exercised the Warrants; (iii) 1,860,077 shares of common stock issuable upon exercise of outstanding options; (iv) 290,459 shares issuable upon exercise of outstanding warrants other than the Warrants and (v) 142,900 shares of common stock underlying restricted stock awards that have not yet vested.

(3) The number of shares of common stock outstanding on June 30 , 2015 includes a total of 1,311,692 shares of common stock issued to Hudson Bay Master Fund Ltd. for the payment of $3,700,000 in principal amount and $167,437.50 in interest in accordance with the terms of the Notes. (See “Recent Developments – The Financing” beginning at page 4 of this prospectus.) The number of shares of common stock after the offering is based on the unpaid principal amount of the Notes, as of June 30 , 2015, of $11,300,000.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K and other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Relating to the Private Placement of Notes and Warrants

Our stockholders will have a reduced ownership and voting interest after issuance of the shares issuable upon conversion of the Notes and exercise of the Warrants and may exercise less influence over management.

In the event the holders of the Notes and Warrants elect to exercise their conversion and/or exercise rights pursuant to these securities in full, and, without taking into account any adjustment to the conversion price or exercise price of the Notes and Warrants, respectively, an aggregate of 2,485,242 shares of our common stock could be issued upon conversion and exercise of the securities, based on $11,300,000, the current principal amount of the Notes, without including shares issuable upon conversion of interest. To date, 1,311,692 shares of common stock have been issued to one of the Noteholders for the accelerated payment of principal in the aggregate amount of $3,700,000 and interest in the aggregate amount of $167,437.50 (the “Accelerated Payment Shares”). Based on 14,230,757 shares outstanding as of June 30 , 2015 (which includes the Accelerated Payment Shares) together with the 2,485,242 shares of common stock that could be issued in the future, the number of shares owned by the holders of the Notes and Warrants would represent approximately 23% of the shares outstanding. In addition, to the extent we issue shares to service the debt, the ownership percentages of the Noteholders would increase incrementally. As a result, our current stockholders as a group would own a substantially smaller interest in us and may have less influence on our management and policies than they now have.

We could be required to make substantial cash payments upon an event of default or change of control under the Notes described below.

The Notes provide for events of default including, among others, payment defaults, cross defaults, material breaches of any representations or warranties, breaches of covenants that are not cured within the applicable time period, failure to perform certain required activities in a timely manner, failure to comply with the requirements under the Registration Rights Agreement described below, suspension from trading or failure of our common stock to be listed on an eligible market for certain periods and certain bankruptcy-type events involving us or a subsidiary.

Upon an event of default, a holder of the Notes may require us to redeem all or any portion of the Notes (including all accrued and unpaid interest and all interest that would have accrued), in cash, at a price equal to the greater of: (x) up to 115% of the amount being redeemed, and (y) the product of (A) the amount being redeemed and (B) the quotient determined by dividing (I) the greatest closing sale price of the shares of common stock from the event of default and ending on the date the holder delivers the redemption notice, by (II) the lowest conversion price in effect during such period. Under the terms of the Notes, in the event of transactions involving a change of control, the holder of a Note will have the right to require us to redeem all or any portion of the Note it holds in cash, at a price with a redemption premium of 125% calculated by the formula specified in the Notes.

If either an event of default or change of control occurs, our available cash could be seriously depleted and our ability to fund operations could be materially harmed.

If the anti-dilution provisions of the Warrants are triggered, there would be a decrease in the exercise price.

Although the initial exercise price of the Warrants is $9.63, which was a premium to the price prior to the closing of $7.70, the Warrants contain provisions that could adjust the exercise price downward. The Warrants contain a weighted average price protection provision that is operable for the first year following issuance of the Warrants, and full ratchet protection for the remaining four years.

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Our repayment obligations to our selling stockholders under the Notes are secured by a perfected first priority security interest on all of our assets.

Our obligations to the selling stockholders under the Notes are secured by a lien on all of our assets pursuant to a pledge and security agreement, which was entered into with respect to the issuance of the Notes. If we default under the terms of the Notes, the selling stockholders may exercise various remedies against us, including acceleration of the entire remaining principal amount of the Notes and all accrued and unpaid interest thereon, and remedies against our collateral. An acceleration of the Notes or an exercise of remedies against our assets as collateral could have a material adverse effect on our ability to conduct our business or could force us to invoke legal measures to protect our business, including, but not limited to, for filing for protection under the U.S. Bankruptcy Code.

Risks Relating to our Business

We may not be able to successfully integrate the production of the Touch Sensors into our ongoing business operations, which may result in our inability to fully realize the intended benefits of the asset acquisition and license transactions, or may disrupt our current operations, which could have a material adverse effect on our business, financial position and/or results of operations.

We are in the process of integrating the production of the Touch Sensors into our business, and this process may absorb significant management attention, produce unforeseen operating difficulties and expenditures and may not produce the favorable business and market opportunities the asset acquisition and license transactions were intended to provide. If we are presented with appropriate opportunities, we may acquire other businesses or technologies. We may not be able to identify, negotiate, or finance any future acquisition successfully. If we engage in an acquisition transaction, the process of integration may produce unforeseen operating difficulties and expenditures and may absorb significant attention of our management that would otherwise be available for the ongoing development of our business. If we make future acquisitions, we may issue shares of stock that dilute other stockholders, incur debt, assume contingent liabilities, or create additional expenses related to amortizing intangible assets, any of which might harm our financial results and cause our stock price to decline. Any financing that we might need for future acquisitions may only be available to us on terms that restrict our business or that impose on us costs that reduce our net income.

We may face increased competition when we lose the exclusivity of our Atmel and CIT licenses.

Under the terms of our Patent License Agreements with Atmel and CIT, we only have exclusive licenses for two years. After such period, our licenses become non-exclusive. Accordingly, we may face increased competition from third parties that may obtain similar non-exclusive access to the related intellectual property, which could delay or terminate our product development efforts, lead to higher costs and significant affect our financial results.

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CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Three Months Ended		Fiscal Year Ended
	March 31, 2015	March 31, 2014	December 31, 2014	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010
Consolidated ratios of earnings to combined fixed charges and preferred stock dividends	N/A	N/A	N/A	N/A	N/A	N/A	N/A

For purposes of calculating the ratios above, earnings consist of net income from continuing operations plus provision for income taxes, (earnings) loss of equity investees, distributions of income from equity investees and fixed charges. Fixed charges include interest expense and the interest portion of rent expense which is deemed to be representative of the interest factor.

As of the date of this prospectus, we have no shares of preferred stock outstanding and have not declared or paid any dividends on preferred stock for the periods set forth above.

We did not record earnings for the three months ended March 31, 2015 and 2014. Additionally, we did not record earnings for any of the fiscal years ended December 31, 2014, 2013, 2012, 2011 and 2010. Accordingly, our earnings were insufficient to cover fixed charges for such periods and we are unable to disclose a ratio of combined fixed charges and preference dividends to earnings for such periods. The dollar amount of the deficiency in earnings available for fixed charges and preference dividends for the three months ended March 31, 2015 and 2014 was approximately $5.7 million and $6.2 million, respectively. The dollar amount of the deficiency in earnings available for fixed charges and preference dividends for the fiscal years ended December 31, 2014, 2013, 2012, 2011 and 2010 was approximately $25.7 million, $15.2 million, $9.0 million, $8.6 million and $3.8 million, respectively.

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USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include capital expenditures and additions to working capital. When a particular series of securities is offered, the prospectus supplement relating to that series will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

The selling stockholders will receive all of the proceeds from the sale of such stockholders’ shares of common stock under this prospectus. We will not receive any proceeds from these sales. To the extent proceeds are received upon exercise of the Warrants for which we are registering the underlying shares on the registration statement of which this prospectus is a part, we intend to use any such proceeds for general corporate and working capital purposes. The selling stockholders will pay any underwriting discounts and agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by Uni-Pixel in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchases in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

Description of Common Stock

The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information.”

We have 110,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 100,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value.

As of June 30 , 2015 we had 14,230,757 shares of common stock outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable or convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is listed on the NASDAQ Capital Market under the symbol “UNXL”. On July 2 , 2015, the last sale price of our common stock was $2. 5 5 per share. The transfer agent and registrar for our common stock is Securities Transfer Corporation. Its address is 2591 Dallas Parkway, Suite 102, Frisco, TX 75034, and its telephone number is (469) 633-0101.

Description of Preferred Stock

Our certificate of incorporation permits us to issue up to 10,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. We currently have no shares of preferred stock outstanding.

Subject to the limitations prescribed in our certificate of incorporation and under Delaware law, our certificate of incorporation authorizes the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof.

Description of Warrants

Warrants to Purchase Common Stock or Preferred Stock

We may issue warrants for the purchase of our preferred stock or common stock, which we refer to in this prospectus as “equity warrants”. As explained below, each equity warrant will entitle its holder to purchase our equity securities at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities. The equity warrants are to be issued under equity warrant agreements.

The particular terms of each issue of equity warrants and the equity warrant agreement relating to the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

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●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants;

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and

●	the exercise price.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

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The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of certain provisions of Delaware law, our certificate of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

● prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

● upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

● on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

● any merger or consolidation involving the corporation and the interested stockholder;

● any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

● subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

● subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

● the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

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In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at anytime within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Charter Documents. Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Cumulative Voting. Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the stock to elect some directors.

Vacancies. Our amended and restated bylaws provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders. A special meeting of stockholders may only be called by our chairman of the board, the president or the board of directors.

Advance Notice. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

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PRIVATE PLACEMENT OF CONVERTIBLE NOTES AND WARRANTS

On April 16, 2015, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with two accredited investors (the “Investors”) pursuant to which we agreed to issue and sell in a private placement to the Investors: (i) Notes in an aggregate principal amount of $15,000,000, and (ii) Warrants to purchase shares of our common stock equal to 65% of the number of shares into which the Notes were initially convertible. Pursuant to the terms of the Securities Purchase Agreement, we agreed to seek stockholder approval within 60 days of closing for the issuance of all shares underlying the Notes and the Warrants, as required by NASDAQ Listing Rules 5635(a) and (d). So long as stockholder approval is obtained within 60 days of closing and so long as we have satisfied, or the Investors have waived, certain conditions set forth in the Securities Purchase Agreement, the Investors have committed to investing an additional $5 million of Notes that will be funded on our request within 10 trading days of (a) our receipt stockholder approval and (b) this registration statement being declared effective. If such additional Notes are purchased, the number of shares of common stock issuable pursuant to the Warrants will be automatically increased pursuant to their terms. The registration statement of which this prospectus is a part does not register any securities that the Investors could receive if the additional $5 million is invested.

The following is intended to provide a summary of the terms of the agreements and securities described above. This summary is qualified in its entirety by reference to the full text of the agreements, each of which is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on April 17, 2015 with these transactions.

Notes and Warrant Securities Purchase Agreement

The Notes and Warrants were issued pursuant to the terms of the Securities Purchase Agreement, among us and the investors listed therein. The Securities Purchase Agreement provided for the sale of the Notes and Warrants for gross proceeds of $15,000,000 to us with the potential to receive an additional $5 million as set forth above.

Notes

Ranking and Security Interest

Pursuant to a Pledge and Security Agreement (the “Security Agreement”) we entered into in favor of Hudson Bay Fund LP as Collateral Agent, the Notes are secured by a perfected first priority security interest in all of our assets and are senior in right of payment to all of our existing and future indebtedness, subject to Permitted Liens, as defined in the Notes. With the exception of Permitted Liens, we have agreed that we will not grant a security interest in our assets so long as the Notes remain outstanding and that we will not incur any new debt except for Permitted Indebtedness, as that term is defined in the Notes.

Maturity Date

Unless earlier converted or redeemed, the Notes mature on April 16, 2016.

Interest and Payment of Interest

The Notes bear interest at a rate of 9% per annum, subject to increase to 18% per annum upon the occurrence and continuance of an event of default (as described below). Interest will be payable monthly in arrears commencing on June 1, 2015 and, so long as certain equity conditions have been satisfied, may be paid in shares of common stock at our option. We may also elect to pay interest in whole or in part in cash. Interest on the Notes is computed on the basis of a 360-day year and twelve 30-day months. The number of shares of common stock issued for the payment of interest is computed at a price that is the lower of (i) the Conversion Price then in effect and (ii) the Market Price as of the applicable interest date. The Market Price is defined as 85% of the lower of (i) the arithmetic average of the 4 lowest daily weighted average prices of our common stock during the 12 consecutive trading days immediately preceding the applicable date of determination and (ii) the closing sale price on the date prior to the date of determination.

Conversion of the Notes

The holders of the Notes may, at any time, elect to convert the Notes into shares of our common stock at the conversion price, subject to certain beneficial ownership limitations. The conversion price will be $8.47 per share (the “Conversion Price”), subject to adjustment as set forth in the Notes for stock splits, dividends, recapitalizations and similar events, which equaled 110% of the last closing price of our common stock prior to the execution and delivery of the Securities Purchase Agreement.

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Redemption of the Notes

Provided there has been no Equity Conditions Failure, as defined in the Notes, we will pay the Installment Amount, as defined in the Notes, by converting all or some of the Installment Amount into common stock (a “Company Conversion”). However, we may also, at our option, pay the Installment Amount by redeeming the Installment Amount in cash (a “Company Redemption”) or by any combination of a Company Conversion and a Company Redemption.

The Investors have the right to accelerate payment on each monthly redemption date of up to two monthly Installment Amounts upon written notice to us. The Investors also have the right to defer payment of a monthly Installment Amount. If an Installment Amount is accelerated, we are required (so long as certain conditions are met) to pay the accelerated Installment Amount in shares of our common stock at the Company Conversion Price, which is the lower of (i) the Conversion Price then in effect and (ii) the Market Price.

Following an Event of Default, as defined in the Notes, the Investors may require us to redeem all or any portion of the Notes. The redemption amount may be paid in cash or with shares of our common stock, at the election of the Investor, at a price equal to the Event of Default Redemption Price. The Event of Default Redemption Price is a price equal to the greater of (x) 115% of the amount the Investor seeks to have paid (the “Default Conversion Amount”) and (y) the product of (A) the Default Conversion Amount and (B) the quotient determined by dividing (I) the greatest closing sale price of the shares of common stock during the period beginning on the date immediately preceding the Event of Default and ending on the date the Investor delivers an Event of Default Redemption Notice, by (II) the lowest conversion price in effect during such period, which, in the case of an Event of Default, equals 85% of the lowest closing sale price of the Common Stock during the 30 trading days immediately prior to the conversion date.

Events of Default

The Notes contain standard and customary events of default including but not limited to: (i) failure to register our common stock within certain time periods; (ii) failure to make payments when due under the Notes; (iii) breaches of covenants and (iv) bankruptcy or insolvency.

Following an event of default, the Investors may require us to redeem all or any portion of the Notes. The redemption amount may be paid in cash or with shares of our common stock, at the election of the Investor, at a price equal to the Event of Default Redemption Price, as defined in the Notes.

Fundamental Transactions

The Notes prohibit us from entering into specified transactions involving a change of control, unless the successor entity assumes in writing all of our obligations under the Notes under a written agreement and we obtain the prior consent of the holders of the Notes. A change of control that is consummated without prior consent is an event of default under the Notes. If we complete a permitted fundamental transaction, such as a merger in which we are not the surviving entity, the holders are entitled to receive the consideration they would have received had they fully converted their Notes and exercised their warrants without regarding to any contractual ownership limits.

Limitations on Conversion and Issuance

The Notes may not be converted and shares of common stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the Investor together with its affiliates would beneficially own in excess of 4.99% or 9.99%, as applicable, of our outstanding shares of common stock. At each Investor’s option, the Notes ownership limitation blocker may be raised or lowered to any other percentage not in excess of 9.99%, as applicable, except that any raise will only be effective upon 61-days’ prior notice to us.

Until such time we have obtained stockholder approval required by The NASDAQ Stock Market for the issuance of shares greater than 19.99% of its outstanding and outstanding shares of common stock on the Closing Date, we may not issue, upon conversion of the Notes, a number of shares of common stock which, when aggregated with any shares of common stock issued on or after the original issue date and prior to such conversion date (i) in connection with the conversion of any Notes issued pursuant to the Securities Purchase Agreement or as interest pursuant to the Notes and (ii) in connection with the exercise of any Warrants, would exceed that threshold of shares of common stock (subject to adjustment for forward and reverse stock splits, recapitalizations and the like occurring after April 16, 2015). On May 8, 2015 we noticed a special meeting of our stockholders for June 15, 2015, for the purpose of obtaining stockholder approval. Due to our inability to meet the quorum requirement set forth in our bylaws by that date, we adjourned the special meeting to July 13, 2015.

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Common Stock Purchase Warrants

Concurrently with the issuance of the Notes, we issued to each of the purchasers a Warrant to acquire shares of our common stock, or the Warrant Shares, equal to 65% of the shares issuable to each such purchaser upon conversion of the applicable Note. The Warrants are immediately exercisable ending at the close of business on April 16, 2020.

The initial exercise price for the purchase of the Warrant Shares equals $9.63, subject to adjustment as set forth in the Warrant. If, after the Closing Date, we issue or sell, or are deemed to have issued or sold, any shares of common stock (with the exception of certain Excluded Securities, as those are defined in the Warrants) for a consideration per share less than a price equal to the exercise price of the Warrants in effect immediately prior to such issue or sale (or deemed issuance or sale) (a “Dilutive Issuance”), then immediately after the Dilutive Issuance, (x) if the Dilutive Issuance occurs prior to the one year anniversary of the issuance date, then the exercise price then in effect will be reduced to an amount equal to the product of (A) the exercise price in effect immediately prior to the Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the exercise price in effect immediately prior to the Dilutive Issuance and the number of Common Shares Deemed Outstanding (as defined in the Warrants) immediately prior to the Dilutive Issuance plus (II) the consideration, if any, received by us on such Dilutive Issuance, by (2) the product derived by multiplying (I) the exercise price in effect immediately prior to the Dilutive Issuance by (II) the number of Common Shares Deemed Outstanding immediately after the Dilutive Issuance and (y) if the Dilutive Issuance occurs after the one year anniversary of the issuance date but within five years of the issuance date, the exercise price then in effect will be reduced to an amount equal to the price of the shares of common stock issued in the Dilutive Issuance. The Warrants will be exercisable for cash, but if a prospectus covering the shares of common stock underlying the Warrants is not available, the holders may exercise the Warrants using a cashless exercise provision. The Warrants may not be exercised if, after giving effect to the exercise, the Investor would beneficially own in excess of 4.99% or 9.99% of the outstanding shares of common stock, depending on the holder. At the holder’s option, the cap applicable to the exercise of the Warrants may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to us. If at any time after the initial exercise date, there is no registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the holder thereof, then the Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” as set forth in the Warrant.

Other Information Related to the Notes and Warrant Private Placement

Registration Rights

Under the terms of a registration rights agreement that we entered into in connection with the private placement of the Notes, Warrants and shares of common stock described above, we are required to register for resale the shares of common stock that are issuable upon conversion of the Notes and additional shares that could be used as payment of monthly interest and exercise of the Warrants (plus an additional 100% in excess of the number of shares issuable upon conversion of the Notes) as well as the common stock sold in the private placement. The registration statement of which this prospectus forms a part was filed to satisfy this obligation under the registration rights agreement. The registration rights agreement contains deadlines we must meet to ensure that we are using our reasonable best efforts to cause the registration statement to be declared effective as soon as possible. The registration rights agreement provides for the payment of partial liquidated damages of one percent of the principal amount of the Notes per month in the event we fail to meet certain specified deadlines, including initial filing, responding to comments of the Staff within a specified period of time and requesting acceleration within a specified time after being advised by the Staff of the ability to do so; however, the registration rights agreement does not contain an absolute deadline for effectiveness of the registration statement.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders pursuant to the terms of the Notes and upon exercise of the Warrants. For additional information regarding the issuance of those Notes and Warrants, see “Private Placement of Convertible Notes and Warrants” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the Notes and the Warrants issued and to be issued pursuant to the Securities Purchase Agreement, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the Notes and Warrants, as of June 30, 2015, assuming conversion of all Notes and exercise of all Warrants held by the selling stockholders on that date, without regard to any limitations on conversion, amortization, redemption or exercise.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus covers the resale of the sum of (i) 200% of the maximum number of shares of common stock issued and issuable pursuant to the Notes issued and issuable pursuant to the Securities Purchase Agreement as of the Trading Day, as defined in the Securities Purchase Agreement, immediately preceding the date the registration statement was initially filed with the SEC, and (ii) 425,387 shares of common stock (out of a total 1,151,121 shares) issued and issuable upon exercise of the Warrants issued and issuable pursuant to the Securities Purchase Agreement. Because the conversion price of the Notes and the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Notes and the Warrants, a selling stockholder may not convert the Notes or exercise the Warrants to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, depending on the specific terms applicable to such stockholder, of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the Notes which have not been converted and upon exercise of the Warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of Shares of Common Stock Owned After Offering
Hudson Bay Master Fund Ltd. (3)	3,504,726	(4)	3,743,902	0
Capital Ventures International (5)	292,207	(6)	415,989	0

(1)	Does not include any shares potentially issuable in payment of interest because the determination of whether to pay interest shares is in our discretion.

(2)	Represents (i) 200% of the shares of common stock issuable pursuant to the terms of the Notes, including shares issuable as payment of interest, and (ii) 425,387 shares issuable upon exercise of the Warrants (out of a total 1,151,121 warrants) without regard to any restrictions or limitations on the number of shares of common stock issuable pursuant to the terms of the Notes.

(3)	Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(4)	Amount includes 1,036,009 shares of common stock underlying a Warrant , of which 382,848 shares have been registered pursuant to this prospectus and a total of 1,311,692 shares of common stock issued to the selling stockholder for the payment of principal in the aggregate amount of $3,700,000 and interest in the aggregate amount of $167,437.50.

(5)	Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more registered broker-dealers. CVI purchased the shares being registered hereunder in the ordinary course of business and at the time of purchase, had no agreements or understandings, directly or indirectly, with any other person to distribute such shares.

(6)	Amount includes 115,112 shares of common stock underlying a Warrant , of which 42,539 shares have been registered pursuant to this prospectus .

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PLAN OF DISTRIBUTION

Company Distributions

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NASDAQ Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade

●	through the writing of options; or

●	through other types of transactions

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions

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The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common shares for their own accounts by selling more common stock than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common stock in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the NASDAQ Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of us.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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The Selling Stockholders’ Distributions

We are registering the shares of common stock issuable pursuant to the terms of the Notes and upon exercise of the Warrants to permit the resale of these shares of common stock by the holders of the Notes and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the convertible notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp, LLP.

EXPERTS

PMB Helin Donovan, LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on PMB Helin Donovan, LLP’s report, given on their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.unipixel.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on February 26, 2015;

●	Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on January 27, 2015;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, as filed with the SEC on May 11, 2015;

●	Our Current Reports on Form 8-K filed with the SEC on February 12, 2015, February 20, 2015, February 26, 2015, April 17, 2015 (as amended on June 19, 2015) , April 23, 2015, April 27, 2015, May 1, 2015, May 12, 2015, May 15, 2015, May 28, 2015, June 1, 2015 and June 15, 2015; and

●	The description of our common stock included in our Registration Statement on Form 8-A/A, as filed with the SEC on December 9, 2010 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering ( including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Uni-Pixel, Inc., 8708 Technology Forest Place, Suite 100, The Woodlands, Texas 77381 Attn: Chief Financial Officer, (281) 825-4500.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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Up to 14,146,649 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Underwriter

L2 Capital, LLC

Placement Agent

The Benchmark Company, LLC

August 10, 2017